================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 29, 1999

              (Date of earliest event reported: October 25, 1999)


                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                   1-14365                      76-0568816
(State or other jurisdiction  (Commission File No.)            (IRS Employer
   of incorporation)                                        Identification No.)



                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 420-2131

================================================================================

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         On October 25, 1999, Sonat Inc. ("Sonat") merged with and into El Paso Energy Corporation ("El Paso Energy"), with El Paso Energy continuing as the surviving corporation. The merger was effected in accordance with the Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999 (the "Merger Agreement"), by and between El Paso Energy and Sonat, which Merger Agreement is included as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

         The consideration paid by El Paso Energy in the merger consisted of:

         o the issuance of approximately 110,100,000 shares of common stock of El Paso Energy valued at approximately $4,514,100,000, based on a closing price share of per common stock on the New York Stock Exchange ("NYSE") of $41 on October 25, 1999, and

         o the retention after the merger of approximately $2.3 billion of debt of Sonat.

The number of shares of El Paso Energy's common stock issued in the merger to stockholders of Sonat was determined pursuant to the Merger Agreement. In the merger, a holder of Sonat's common stock received one share of El Paso Energy common stock for each share of Sonat common stock. As a result of the merger, El Paso Energy owns 100 percent of the common equity of Sonat. Each share of El Paso Energy common stock that Sonat stockholders received in the merger will have attached to it one preferred stock purchase right issued under El Paso Energy's existing shareholder rights plan. These rights will permit their holders, other than the acquiring party, to acquire securities of El Paso Energy at a discount if a party acquires 15 percent or more of El Paso Energy's common stock without receiving the approval of the El Paso Energy board prior to the acquisition. In addition, at the merger date outstanding options to purchase approximately 5 million shares of Sonat common stock were converted, one for one, into stock options for El Paso Energy common stock.

         El Paso Energy currently is engaged in a comprehensive review of the business and operations of Sonat. Following the completion of such review, El Paso Energy intends to integrate, for the most part, the operations of Sonat with those of El Paso Energy to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

               (a) Financial statements of business acquired.

Report of Ernst & Young LLP, Independent Auditors
Sonat Inc. and Subsidiaries

The Board of Directors and Stockholders
Sonat Inc.

We have audited the accompanying consolidated balance sheets of Sonat Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996 financial statements of Zilkha Energy Company, a wholly owned subsidiary, which statements reflect net income constituting approximately 17 percent of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Zilkha Energy Company, is based solely on the report of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, based on our audits and, for 1996, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sonat Inc. and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

         As discussed in Note 2 to the consolidated financial statements, in 1998 the Company changed its method of accounting for oil and gas operations.



                                              /s/ Ernst & Young LLP


Birmingham, Alabama
January 19, 1999

Consolidated Balance Sheets
Consolidated Financial Statements
Sonat Inc. and Subsidiaries

                                                June 30,          December 31,
                                            -------------------------------------------
                                                 1999          1998           1997(*)
---------------------------------------------------------------------------------------
                                              (Unaudited)         (In thousands)
ASSETS
Current Assets:
  Cash and cash equivalents                  $     1,467   $    7,104      $   27,278
  Restricted cash (Note 1)                            --           --         115,956
  Notes receivable from affiliates                46,732       50,359              64
  Accounts receivable                            356,039      388,075         619,517
  Inventories (Note 5)                            59,863       69,093          65,161
  Gas imbalance receivables                        8,050        7,673          16,644
  Assets from trading activities (Note 4)        164,423      229,801          92,150
  Other                                           93,257       48,404          44,037
---------------------------------------------------------------------------------------
   Total Current Assets                          729,831      800,509         980,807
---------------------------------------------------------------------------------------


Investments and Advances:
  Unconsolidated affiliates (Note 6)             629,321      635,692         495,234
  Other investments                               61,069       61,316          58,384
---------------------------------------------------------------------------------------
                                                 690,390      697,008         553,618
---------------------------------------------------------------------------------------


Plant, Property and Equipment, including
  $148,615,000 in 1998 and $201,208,000
  in 1997, excluded from full-cost
  amortization base used for oil and
  gas properties (Notes 7 and 14)              8,382,646    8,399,934       7,830,697
Less Accumulated Depreciation,
  Depletion and Amortization                   5,884,243    5,703,767       4,264,917
---------------------------------------------------------------------------------------
                                               2,498,403    2,696,167       3,565,780
---------------------------------------------------------------------------------------

Deferred Charges and Other:
  Assets from trading activities (Note 4)         58,472       25,694           9,638
  Other                                          171,396      141,716         142,271
---------------------------------------------------------------------------------------
                                                 229,868      167,410         151,909
---------------------------------------------------------------------------------------
Total Assets                                 $ 4,148,492   $4,361,094      $5,252,114
=======================================================================================

(*) Restated, See Note 2
See accompanying notes.

Consolidated Balance Sheets
Consolidated Financial Statements
Sonat Inc. and Subsidiaries

                                                       June 30,           December 31,
                                                    -----------------------------------------
                                                        1999         1998           1997(*)
---------------------------------------------------------------------------------------------
                                                     (Unaudited)       (In Thousands)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Long-term debt due within one year (Note 8)       $    104,839  $  109,835      $   14,508
  Unsecured notes (Note 8)                               899,432     720,361         446,721
  Accounts payable                                       320,143     401,357         615,322
  Accrued income taxes                                    12,080      21,700          18,274
  Accrued interest                                        51,348      47,864          37,242
  Accrued long-term compensation                              --          --          73,799
  Gas imbalance payables                                  11,046      11,497          14,320
  Liabilities from trading activities (Note 4)           141,596     223,628          85,398
  Other                                                   49,705      40,357          75,299
---------------------------------------------------------------------------------------------
   Total Current Liabilities                           1,590,189   1,576,599       1,380,883
---------------------------------------------------------------------------------------------

Long-Term Debt (Note 8)                                1,094,338   1,099,484       1,235,984
---------------------------------------------------------------------------------------------

Deferred Credits and Other:
  Deferred income taxes (Note 9)                         138,841     163,964         485,950
  Liabilities from trading activities (Note 4)            46,502      12,564           5,014
  Other                                                  187,137     179,232         182,507
---------------------------------------------------------------------------------------------
                                                         372,480     355,760         673,471
---------------------------------------------------------------------------------------------

Commitments and Contingencies (Note 10)

Stockholders' Equity:
  Common stock, $1.00 par; 400,000,000 shares
   authorized, 111,387,520 and 111,385,858
   shares issued in 1998 and 1997, respectively
   (Note 11)                                             111,385     111,388         111,385
  Other capital                                           67,663      68,804          56,401
  Retained earnings                                      971,519   1,209,527       1,858,871
---------------------------------------------------------------------------------------------
                                                       1,150,567   1,389,719       2,026,657
---------------------------------------------------------------------------------------------
  Less treasury stock at cost, 1,345,673
   and 1,438,793 shares in 1998 and
   1997, respectively (Note 11)                           59,082      60,468          64,881
---------------------------------------------------------------------------------------------
   Total Stockholders' Equity                          1,091,485   1,329,251       1,961,776
---------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity          $  4,148,492  $4,361,094      $5,252,114
=============================================================================================


(*) Restated, See Note 2
See accompanying notes.

Consolidated Statements of Operations
Consolidated Financial Statements
Sonat Inc. and Subsidiaries

                                                Six Months Ended June 30,                Years Ended December 31,
                                                -------------------------------------------------------------------------------
                                                    1999        1998*         1998              1997(*)              1996(*)
-------------------------------------------------------------------------------------------------------------------------------
                                                      (Unaudited)               (In Thousands, Except Per-Share Amounts)
Revenues (Notes 1 and 13)                       $ 1,623,161   $2,034,275   $ 3,709,818       $ 4,372,497          $ 3,203,610
-------------------------------------------------------------------------------------------------------------------------------
Costs and Expenses:
  Natural gas cost                                1,006,675    1,315,217     2,393,027         2,949,766            1,973,147
  Electric power cost                               179,890      180,612       351,942           224,294               65,699
  Operating and maintenance                          74,614       79,730       163,386           181,911              155,781
  General and administrative                         78,772       58,652       117,749           202,754              145,571
  Depreciation, depletion and amortization          142,197      192,875       349,465           397,955              383,903
  Ceiling test charges (Note 2)                     351,500      580,151     1,035,178                --                   --
  Restructuring costs (Note 3)                           --       15,017        15,017                --                   --
  Taxes, other than income                           23,764       27,435        47,418            43,800               47,447
-------------------------------------------------------------------------------------------------------------------------------
                                                  1,857,412    2,449,689     4,473,182         4,000,480            2,771,548
-------------------------------------------------------------------------------------------------------------------------------
Operating Income (Loss)                            (234,251)    (415,414)     (763,364)          372,017              432,062
-------------------------------------------------------------------------------------------------------------------------------
Other Income (Loss), Net:
  Equity in earnings of unconsolidated
    affiliates (Note 6)                              15,528       27,180        48,777            43,021               34,211
  Minority interest                                  (1,100)      (1,631)        4,082            (4,395)              (4,907)
  Other income, net                                   4,100        1,964         8,495            10,296                6,525
-------------------------------------------------------------------------------------------------------------------------------
                                                     18,528       27,513        61,354            48,922               35,829
-------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) Before Interest and Taxes          (215,723)    (387,901)     (702,010)          420,939              467,891
-------------------------------------------------------------------------------------------------------------------------------
Interest:
  Interest income                                     3,591        3,263         5,459             4,908                4,874
  Interest expense                                  (71,153)     (66,922)     (136,837)         (109,548)            (101,403)
  Interest capitalized                                7,245        2,872         5,123             7,448                7,642
-------------------------------------------------------------------------------------------------------------------------------
                                                    (60,317)     (60,787)     (126,255)          (97,192)             (88,887)
-------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                  (276,040)    (448,688)     (828,265)          323,747              379,004
Income Tax Expense (Benefit) (Note 9)               (97,464)    (161,342)     (297,748)          105,751              123,164
-------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                               $  (178,576)  $ (287,346)  $  (530,517)      $   217,996          $   255,840
===============================================================================================================================
Earnings (Loss) Per Share of Common
  Stock (Note 11)                                    $(1.62)      $(2.61)  $     (4.82)      $      1.98          $      2.32
Earnings (Loss) Per Share of Common
  Stock - Assuming Dilution (Note 11)                 (1.62)       (2.61)        (4.82)             1.95                 2.29
===============================================================================================================================
Weighted Average Shares Outstanding                 110,054      110,008       110,020           110,099              110,370
Weighted Average Shares Outstanding
  - Assuming Dilution                               110,054      110,008       110,020           111,669              111,722
===============================================================================================================================
Dividends Paid Per Share                        $       .54   $      .54   $      1.08       $      1.08          $      1.08
===============================================================================================================================


(*) Restated, See Note 2
See accompanying notes.

Consolidated Statements of Changes in Stockholders' Equity
Consolidated Financial Statements
Sonat Inc. and Subsidiaries

                                               Six Months
                                             Ended June 30,                          Years Ended December 31,
                                          ------------------------------------------------------------------------------------------
                                                1999                    1998                 1997(*)                1996(*)
                                          ------------------------------------------------------------------------------------------
                                          Shares     Amount      Shares      Amount     Shares      Amount      Shares     Amount
------------------------------------------------------------------------------------------------------------------------------------
                                             (Unaudited)                      (In Thousands)
Common Stock, $1.00 Par; 400,000,000
  Shares Authorized (Note 11):
  Balance at beginning of year            111,388     111,388    111,385   $  111,385   111,391   $  111,391   111,402   $  111,402
  Issued (canceled)                            (3)         (3)         3            3        (6)          (6)      (11)         (11)
------------------------------------------------------------------------------------------------------------------------------------
   Balance at end of year                 111,385     111,385    111,388      111,388   111,385      111,385   111,391      111,391
------------------------------------------------------------------------------------------------------------------------------------
Accumulated Other Comprehensive Income:
  Balance at beginning of year                          1,577                   3,222                 10,140                  6,614
  Realized net (gains)/losses in value
    of securities (net of tax
    expense/(benefit) of $959,000,
    $683,000, $1,216,000, and
    $(86,000))                                         (1,781)                 (1,269)                (2,259)                   160
  Change in unrealized gains (losses)
    on securities, (net of tax expense/
    (benefit) of $204,000, $(202,000),
    $(2,509,000), and $1,812,000)                         379                    (376)                (4,659)                 3,366
------------------------------------------------------------------------------------------------------------------------------------
   Balance at end of year                                 175                   1,577                  3,222                 10,140
------------------------------------------------------------------------------------------------------------------------------------
Other Capital:
  Balance at beginning of year                         67,227                  53,179                 50,522                 58,643
  Tax benefit from utilization of NOL
    carryforward                                           --                  11,505                     --                     --
  Other                                                   261                   2,543                  2,657                 (8,121)
------------------------------------------------------------------------------------------------------------------------------------
   Balance at end of year                              67,488                  67,227                 53,179                 50,522
------------------------------------------------------------------------------------------------------------------------------------
Retained Earnings:
  Balance at beginning of year                      1,209,527               1,858,871              1,733,653              1,371,757
  Adjustment to beginning balance
    for Sonat Exploration's change
    to full cost (Note 2)                                  --                      --                     --                199,196
  Net income (loss)                                  (178,576)               (530,517)               217,996                255,840
  Cash dividends paid by Sonat at
   $1.08 per share                                    (59,432)               (118,827)               (92,778)               (93,140)
------------------------------------------------------------------------------------------------------------------------------------
   Balance at end of year                             971,519               1,209,527              1,858,871              1,733,653
------------------------------------------------------------------------------------------------------------------------------------
Treasury Stock, at cost:
  Balance at beginning of year             (1,346)    (60,468)    (1,438)     (64,881)     (831)     (29,703)   (1,077)     (31,534)
  Additions                                   (16)       (772)       (56)      (2,284)   (1,058)     (54,056)     (775)     (30,966)
  Issued                                       48       2,158        148        6,697       451       18,878     1,021       32,797
------------------------------------------------------------------------------------------------------------------------------------
   Balance at end of year                  (1,314)    (59,082)    (1,346)     (60,468)   (1,438)     (64,881)     (831)     (29,703)
------------------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                110,071  $1,091,485    110,042   $1,329,251   109,947   $1,961,776   110,560   $1,876,003
====================================================================================================================================
Comprehensive Income (Loss)                        $ (179,978)             $ (532,162)            $  211,078             $  259,366
====================================================================================================================================

(*) Restated, See Note 2
See accompanying notes.

Consolidated Statements of Cash Flows
Consolidated Financial Statements
Sonat Inc. and Subsidiaries

                                                          Six Months Ended June 30,              Years Ended December 31,
                                                        ---------------------------------------------------------------------------
                                                            1999           1998*            1998          1997(*)        1996(*)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited)                           (In Thousands)
Cash Flows from Operating Activities:
  Net income (loss)                                     $  (178,576)   $  (287,346)      $  (530,517)   $   217,996    $   255,840
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
     Depreciation, depletion and amortization,
       including ceiling test charges                       493,697        773,026         1,384,643        397,955        383,903
     Deferred income taxes                                  (25,123)      (138,507)         (321,986)        85,249        100,302
     Equity in earnings of unconsolidated
       affiliates, less distributions                        (7,719)       (20,663)          (38,255)       (31,914)       (23,040)
     Reserves for regulatory matters                           (194)        (4,431)           (4,237)       (10,212)      (167,154)
     Gas supply realignment costs                            (1,567)           563             1,067          7,514        187,929
     Change in:
       Accounts receivable                                   32,036        188,074           231,442         (7,781)      (261,932)
       Inventories                                            9,230          2,140            (3,932)       (34,111)        (7,002)
       Accounts payable                                     (81,214)      (133,913)         (213,965)        79,947        226,370
       Accrued interest and income taxes, net               (82,355)       (26,027)           14,319         (2,248)        30,695
       Accrued long-term compensation                            --        (73,799)          (73,799)        57,493          1,266
       Other current assets                                  30,989          8,180             4,333         (4,256)        (3,589)
       Other current liabilities                              8,897        (37,463)          (37,765)        13,452          6,534
     Net change from trading activities                     (15,494)        (3,458)           (7,927)       (11,376)            --
     Net change in restricted cash                               --        115,956           115,956       (115,956)            --
     Other, net                                             (13,978)        16,303            (9,515)        (8,114)       (73,385)
-----------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities           168,629        378,635           509,862        633,638        656,737
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
  Plant, property and equipment additions                  (293,435)      (493,033)         (819,135)    (1,022,353)      (761,211)
  Net proceeds from disposal of assets                       19,323         14,479           325,333         49,842        149,367
  Investments in unconsolidated affiliates and other         (9,984)       (88,518)         (153,048)       (47,127)        (9,143)
-----------------------------------------------------------------------------------------------------------------------------------
        Net cash used in investing activities              (284,096)      (567,072)         (646,850)    (1,019,638)      (620,987)
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:
  Proceeds from issuance of long-term debt                       --        400,000           500,000      2,025,041        987,088
  Payments of long-term debt                                (10,360)      (540,834)         (539,500)    (1,812,023)      (862,877)
  Changes in short-term borrowings                          179,071        370,188           273,640        288,691        (60,870)
-----------------------------------------------------------------------------------------------------------------------------------
   Net changes in debt                                      168,711        229,354           234,140        501,709         63,341
  Dividends paid                                            (59,429)       (59,408)         (118,827)       (92,778)       (93,140)
  Treasury stock purchases                                       --         (1,289)           (1,289)       (53,176)       (30,914)
  Other                                                         548          3,641             2,790          9,514         22,264

        Net cash provided by (used in)
          financing activities                              109,830        172,298           116,814        365,269        (38,449)
-----------------------------------------------------------------------------------------------------------------------------------
Net Decrease in Cash and Cash Equivalents                    (5,637)       (16,139)          (20,174)       (20,731)        (2,699)
Cash and Cash Equivalents at Beginning of Year                7,104         27,278            27,278         48,009         50,708
-----------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                $     1,467    $    11,139       $     7,104    $    27,278    $    48,009
===================================================================================================================================
Supplemental Disclosures of Cash Flow Information
Cash Paid For:
  Interest, net of amount capitalized                   $    57,598    $    58,270       $   119,898    $    99,426    $    75,870
  Income taxes paid (refunds received), net                  11,616          7,395             7,408         20,124         (4,914)
===================================================================================================================================


(*) Restated, See Note 2
See accompanying notes.

Notes to Consolidated Financial Statements
Sonat Inc. and Subsidiaries

NOTE 1    Business Description and Significant
Accounting Policies
Business Description - The Consolidated Financial Statements of Sonat Inc. (Sonat) and its subsidiaries (the Company) reflect operations in the Exploration and Production, Natural Gas Transmission and Energy Services segments. The Exploration and Production segment is engaged in exploration, development and production of domestic oil and natural gas. The Natural Gas Transmission segment is primarily engaged in the interstate transmission and storage of natural gas. The Energy Services segment is primarily engaged in the marketing of natural gas and electric power and in power generation. For further description of business segments, see Note 13. For a description of financial instruments, credit risk and contingencies, see Notes 4 and 10.

         Principles of Consolidation - The Consolidated Financial Statements include the accounts of Sonat and its subsidiaries. The Consolidated Financial Statements have been restated for a change to the full cost method of accounting for the Company's oil and gas operations (see Note 2). Intercompany transactions and accounts have been eliminated in consolidation. The equity method of accounting is used for investments in affiliates owned 50 percent or less.

         Use of Estimates in the Preparation of Financial Statements - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash Equivalents - Cash equivalents are typically money-market investments in the form of repurchase agreements, certificates of deposit and time deposits with maturities of three months or less at the time of purchase. These investments are accounted for at cost.

         Restricted Cash - At December 31, 1997, the Company had $116.0 million of restricted cash. The restricted cash was held in trust by the issuing bank, was restricted as to withdrawal and use, and was invested in cash equivalents. The restricted cash was used to pay certain merger expenses in 1998 (see Note
3).

         Inventories - Inventories consist primarily of materials and supplies and gas stored underground. Gas stored underground is carried at fair value, which approximates average cost. Inventories of materials and supplies utilized for ongoing replacements and expansions are reviewed regularly and adjusted to their net realizable value.

         Gas Imbalance Receivables and Payables - For the Natural Gas Transmission segment, gas imbalances represent the difference between gas receipts from and gas deliveries to the Company's transportation and storage customers. Gas imbalances arise when these customers deliver more or less gas into the pipeline than they take out. Imbalances incurred prior to implementation of Order No. 636 are settled through exchange of gas. Imbalances incurred after implementation of Order No. 636 are settled monthly. For the Energy Services segment, imbalances are subject to the terms of the various pipelines.

         Plant, Property and Equipment and Depreciation - Plant, property and equipment is carried at cost. The Company provides for depreciation on a composite or straight-line basis, except for oil and gas properties. (See Notes 7 and 14.)

         The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Other than for oil and gas properties no impairment was required in any of the three years in the period ended December 31, 1998. See Notes 2 and 16 for ceiling test charges related to oil and gas properties.

         Oil and Gas Properties - The Company utilizes the full cost method of accounting for its oil and gas properties. Under the full cost method, all productive and non-productive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized and amortized on the unit-of-production method using proved reserves. Certain unevaluated properties are excluded from the amortization base until a determination has been made as to the existence of proved reserves. Since the Company's operations are limited to the United States, it utilizes a single cost center for amortization purposes. Capitalized costs are subject to a ceiling test which limits such costs to the aggregate of the present value of future net revenues plus the lower of cost or fair market value of unproved properties. Any conveyances of properties are treated as adjustments to the cost of oil and gas properties with no gain or loss recognized.

         Accounting for Regulated Operations - The regulated operations of the Company are subject to the provisions of Statement of Financial Accounting Standards (SFAS) No. 71, Accounting for the Effects of Certain Types of Regulation. Accordingly, the Company records certain assets and liabilities that result from the effects of the rate-making process that would not be recorded under generally accepted accounting principles for non-regulated entities. The regulatory assets and regulatory liabilities of the Company are primarily classified as Deferred Charges and Other

Notes to Consolidated Financial Statements
Note 1 (continued)

and Deferred Credits and Other, respectively, in the Consolidated Balance
Sheets.

         Revenue Recognition - Revenue is recognized in the Exploration and Production segment when deliveries of oil and natural gas are made. The Company's Natural Gas Transmission segment recognizes revenue from natural gas transportation in the period the service is provided. Reserves are provided on revenues collected subject to refund when appropriate. Revenues are recognized in the Energy Services segment when deliveries of the physical commodities are made and, for the segment's trading portfolio, as changes in the fair value of items in the portfolio occur.

         Commodity Price-Risk Management Activities - The Company uses derivative instruments (commodity futures contracts, options and price swap agreements) both to hedge its commodity price risk on natural gas, crude oil and electricity, and as a market maker (trading activity) in natural gas and crude oil.

         Natural gas, crude oil and electricity futures contracts are traded on the New York Mercantile Exchange (NYMEX). Natural gas contracts are for fixed units of 10,000 MMBtu and are available for up to 36 months in the future. Crude oil contracts are for fixed units of 1,000 barrels and are available for periods up to 30 months in the future. Electricity contracts are for 736 megawatt hours and are available for up to 18 months in the future.

         Price swap agreements call for one party to make monthly payments to (or receive payments from) another party based upon the differential between a fixed and a variable price (fixed-price swap) or two variable prices (basis swap) for a notional volume specified by the contract.

         Options can be exchange traded on the NYMEX or traded over-the-counter. Exchange traded and over-the-counter options give the owner the right, but not the obligation, to a futures contract or to buy or sell an underlying commodity at a given price, respectively.

         Non-Trading Activities - Derivative positions taken specifically to mitigate market price risk associated with significant physical transactions are accounted for using hedge accounting provided they meet hedge accounting criteria. Under hedge accounting, gains and losses from futures are deferred in the Consolidated Balance Sheets in Deferred Credits and Other and recognized in earnings in conjunction with the earnings recognition of the underlying physical. Each net payment/receipt due or owed under the swap agreement is recognized in earnings during the period to which the payment/receipt relates, and there is no recognition in the Consolidated Balance Sheets for changes in the swap's fair value. Gains or losses resulting from settlement of swaps are amortized over their original terms. Cash flows from hedging activities are recognized in the same section of the Consolidated Statements of Cash Flows as the hedged transaction.

         The derivative instruments used to hedge commodity transactions have historically had high correlation with commodity prices and are expected to continue to do so. In the event that correlation is not maintained, the gains or losses associated with the hedging instruments are immediately recognized to the extent that correlation is lost.

         Trading Activities - The Company's trading portfolio consists of short- and long-term energy-related purchase and sale commitments (physical and derivative). All of these trading positions are reported at fair value and recorded under the heading of Assets and Liabilities from Trading Activities (current and long-term) in the Consolidated Balance Sheets. The change in fair value is recognized in revenues as it occurs. Fair value is subject to change and reflects an estimate of market prices considering various factors including closing exchange and over-the-counter quotations, time value and volatility factors underlying the commitments. These market prices are adjusted to reflect the potential impact of liquidating Sonat Marketing's position in an orderly manner over a reasonable period of time under present market conditions (see
Note 4).

         Environmental Expenditures - The Company provides for environmental liabilities when environmental assessments and/or remediation are probable and such costs to the Company can be reasonably estimated. Accruals for environmental remediation liabilities are not material and have not been discounted.

         Stock-Based Compensation - The Company follows the provisions of Accounting Principles Board Opinion (APB) No. 25 for its stock-based compensation awards (see Note 11).

         Capitalized Interest - The Company capitalizes interest costs associated with non-producing leases and exploration and major development projects until the related properties are evaluated and subject to depletion. The Company also capitalizes interest costs on major projects during construction. Interest is capitalized on borrowed funds and, where regulation by the Federal Energy Regulatory Commission (FERC) exists, on internally generated funds. The weighted average rate used by regulated subsidiaries is calculated in accordance with FERC rules. Rates used by unregulated subsidiaries approximate the average interest rate on related debt. Interest capitalized on internally generated funds is included in Other income, net.

         Income Taxes - The Company follows a liability and asset approach in accounting for income taxes. Deferred tax liabilities and assets are determined using the tax rate for the period in which those amounts are expected to be paid or received. (See Note 9.)

         Gas Supply Realignment Costs - Included in the Consolidated Statements of Cash Flows are gas supply realignment costs that were incurred by the Company to amend or terminate, or to purchase gas at above-market prices under its gas purchase contracts as a result of the separation of its sales, transportation and storage services mandated by FERC directive.

         Recent Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company adopted SFAS No. 130 on January 1, 1998, and has presented comprehensive income for all periods presented in the Consolidated Statements of Changes in Stockholders' Equity.

         In June 1997, the FASB issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, which establishes standards for the way public companies report information about operating segments in annual financial statements. SFAS No. 131, which is based on the management approach to segment reporting, also establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers and the countries in which the entity holds assets and reports revenue. The Company adopted SFAS No. 131 on January 1, 1998. (See Note 13.)

NOTE 2 Change in Method of Accounting for Oil and Gas Operations
In September 1998, the Company changed its accounting method for oil and gas operations as conducted by its subsidiaries, Sonat Exploration Company and Sonat Exploration GOM (Sonat Exploration), from the successful efforts method to the full cost method because its capital spending is focused significantly more on exploration activity than in the past. Full cost accounting, which amortizes rather than expenses dry-hole exploration and other related costs, provides a more appropriate method of matching revenues and expenses for the Company's exploration strategy.

         The Company has restated all prior consolidated financial statements as a result of the conversion to full cost accounting. As a part of this process, all previous charges related to the impairment of Sonat Exploration's assets, including those taken in 1998, were reversed, which significantly raised the book value of those properties as well as the Company's stockholders' equity. The full cost method, however, requires quarterly ceiling tests to ensure that the carrying value of oil and gas properties is not overstated. Sonat Exploration performed ceiling tests for each of the 1998 quarters. At March 31, 1998, June 30, 1998, and September 30, 1998, it was determined that capitalized costs exceeded the ceiling test limits by $39.7 million, $540.5 million and $455.0 million, respectively, which are included as ceiling test charges in the Consolidated Statement of Operations. Future quarterly full cost ceiling tests will be based on the then-current NYMEX prices for both natural gas and oil, after adjustments.

         Since the net carrying value of the Company's oil and natural gas properties has been reduced due to the full cost ceiling limitation such that the present value of the Company's proved oil and gas reserves does not exceed the Company's net oil and natural gas properties recorded on its balance sheet, there is an increased risk of future property write-downs due to factors that negatively affect the estimated present value of proved oil and gas reserves, including volatile oil and natural gas prices, downward revisions in estimated proved oil and natural gas quantities and unsuccessful exploratory operations (see Note 16).

         The effect of the accounting change on net income (loss) is as follows:

                                                 (In Thousands,
                                           Except Per-Share Amounts)
                                   -----------------------------------------
Years Ended December 31,              1998            1997         1996
----------------------------------------------------------------------------
Effect on:
 Net income                        $(258,351)      $130,584      $18,006
 Earnings (loss) per share of
   common stock                        (2.35)          1.19          .16
 Earnings (loss) per share of
   common stock -
   assuming dilution                   (2.35)          1.17          .16
----------------------------------------------------------------------------

   The effect of the accounting change on earnings by quarter for 1998 and 1997 is as follows (per-share amounts are on a diluted basis):

                        (In Thousands, Except Per-Share Amounts)
                   ------------------------------------------------
                     Amount       Per Share     Amount    Per Share
                              1998                     1997
-------------------------------------------------------------------
First              $ (10,063)      $ (.09)     $17,672     $.16
Second               (57,317)        (.52)      19,454      .17
Third               (250,164)       (2.27)      57,732      .52
Fourth                59,193          .54       35,726      .32
-------------------------------------------------------------------

Notes to Consolidated Financial Statements


NOTE 3    Changes in Operations
Business Combination - On January 30, 1998, following a special shareholders' meeting, the Company completed the merger with Zilkha Energy Company by exchanging approximately 24.2 million common shares for all of the outstanding shares of Zilkha Energy. Zilkha Energy was a privately owned exploration and production company. Immediately thereafter Zilkha Energy's name was changed to Sonat Exploration GOM Inc.

         The merger constituted a tax-free reorganization and has been accounted for as a pooling-of-interests under APB No. 16. Accordingly, all prior period consolidated financial statements and notes have been restated to include Sonat Exploration GOM in the Company's consolidated financial statements for all periods presented.

         There were no transactions between Sonat and Sonat Exploration GOM prior to the combination. Certain changes were made to the Sonat Exploration GOM financial statements to conform to Sonat's basis of accounting presentation.

         The following are the revenues and net income (loss) for the previously separate companies and the combined amounts presented in these consolidated financial statements.

                                        (In Thousands)
                          -----------------------------------------------
                            Month of         Years Ended December 31,
                          January 1998        1997             1996
-------------------------------------------------------------------------
Revenues:
 Sonat Inc.                 $380,302      $4,175,218       $3,038,425
 Sonat Exploration GOM        14,186         197,279          165,185
-------------------------------------------------------------------------
   Combined                 $394,488      $4,372,497       $3,203,610
=========================================================================
Net Income (Loss):
 Sonat Inc.                 $ 13,459      $  219,011       $  213,409
 Sonat Exploration GOM         3,492          (1,015)          42,431
-------------------------------------------------------------------------
   Combined                 $ 16,951      $  217,996       $  255,840
=========================================================================

         In connection with the merger, Sonat Exploration GOM recorded charges of $50.4 million ($32.7 million after taxes) to operating expenses in 1997 for direct and other merger-related costs pertaining to the merger transaction.

         At December 31, 1997, Sonat Exploration GOM had accrued $73.8 million, which represented compensation due to certain employees under deferred compensation plans. The liability was estimated based on the fair market value of Sonat Exploration GOM as of December 31, 1997. The Company's restricted cash deposit at December 31, 1997, reflected on the Consolidated Balance Sheet was used to settle this liability and certain other merger-related expenses. During the years ended December 31, 1997 and 1996, $61.8 million and $12.0 million, respectively, were expensed related to the deferred compensation plans.

         All debt of Sonat Exploration GOM was paid off in connection with the merger.

         Sonat Exploration Restructuring - On April 23, 1998, the Company announced a restructuring of Sonat Exploration. The restructuring included significant property sales and certain cost-reduction activities associated with a reduction in work force. Oil and natural gas properties having approximately 430 billion cubic feet of natural gas equivalent reserves and daily net production of approximately 170 million cubic feet of natural gas equivalent were sold.

         A pretax restructuring charge of $15.0 million for restructuring expenses primarily associated with a reduction in work force was recognized in the second quarter of 1998. All work force reductions have been completed.

NOTE 4    Financial Instruments

Derivative Commodity Instruments Held or Issued for Trading Purposes

The Company maintains active trading positions in natural gas and crude oil commodity futures, swap and option contracts. The Company manages its trading positions with strict policies and procedures and limits its risk to changes in the value of its outstanding positions through the use of Value-at-Risk models and the establishment of offsetting positions. The trading operation also enters into natural gas commodity purchase and sale commitments. These activities constitute its trading business and are essential to provide customers with market products at competitive prices.

   At December 31, 1998 and 1997, the Company's trading portfolio had outstanding energy commodity futures, swaps and options. In the table below, buys of swaps represent either 1) payment of fixed price and receipt of NYMEX or index; or 2) payment of NYMEX or index and receipt of index. The absolute notional volumes and terms are:

                                                     1998
                                      -------------------------------------
                                       Notional Volume        Maximum
                                      ----------------
Commodity                             Buy         Sell           Term
---------------------------------------------------------------------------
Natural Gas (TBtu)                    1,506      1,454        60 months
Crude Oil (Thousands of Barrels)      5,640      2,310        60 months
---------------------------------------------------------------------------

   The 60-month term deals begin in 2002 and end in 2006.

                                                     1997
                                      -------------------------------------
                                       Notional Volume        Maximum
                                      ----------------
Commodity                             Buy         Sell           Term
---------------------------------------------------------------------------
Natural Gas (TBtu)                    372         284        33 months
---------------------------------------------------------------------------

         The 33-month term deals were ongoing at December 31, 1997, and end in 2000.

         The amounts disclosed in the following table represent the end-of-period fair value and the average fair value of the natural gas trading portfolio.

                                      In Thousands)
                     -----------------------------------------------------
                           Fair Value
                       (Carrying Amount)        Average Fair Value
                             as of              for the Year Ended
                     -----------------------------------------------------
December 31,           1998        1997          1998       1997
--------------------------------------------------------------------------
Assets               $255,495    $101,788     $140,774    $52,899
Liabilities           236,192      90,412      126,236     49,848
--------------------------------------------------------------------------

         Net trading gains for 1998 and 1997 are $13.1 million and $15.0 million, respectively.

Derivative Commodity Instruments Held or Issued for Purposes Other Than Trading

In certain cases derivative positions are taken specifically to mitigate market price risk associated with significant physical transactions and are accounted for using hedge accounting provided they meet hedge accounting criteria. Sonat Exploration hedges a portion of its production by entering into intercompany swaps with Sonat Marketing Company L.P. (Sonat Marketing). The exposure that Sonat Marketing assumes from Sonat Exploration is then hedged by entering into derivative instruments with third parties. Sonat Marketing and Sonat Power Marketing also hedge third-party purchases and sales by entering into commodity futures, swaps and options.

         At December 31, 1998 and 1997, the Company had outstanding energy commodity futures, swaps and options for purposes other than trading. In the table below, buys of swaps represent either 1) payment of fixed price and receipt of NYMEX or index; or 2) payment of NYMEX or index and receipt of index. The absolute notional volumes and terms are:

                                                     1998
                                      -------------------------------------
                                       Notional Volume        Maximum
                                      ----------------
Commodity                             Buy         Sell           Term
---------------------------------------------------------------------------
Natural Gas (TBtu)                     17         103         24 months
Electricity (Thousands of MWh)         39          45          4 months
---------------------------------------------------------------------------

   The 24-month term deals were ongoing at December 31, 1998 and end in 2000.

                                                     1997
                                      -------------------------------------
                                       Notional Volume        Maximum
                                      ----------------
Commodity                             Buy         Sell           Term
---------------------------------------------------------------------------
Natural Gas (TBtu)                     38         214         58 months
Crude Oil (Thousands of Barrels)       --         480         12 months
---------------------------------------------------------------------------

   The 58-month term deals were ongoing at December 31, 1997 and end in 2002.

   The information in the following table represents the fair value of outstanding financial derivative positions held for purposes other than trading. Not included are the related physical positions that these derivative positions hedge.

                                                   (In Thousands)
                                                ---------------------------
                                                   Fair Value as of
December 31,                                     1998           1997
---------------------------------------------------------------------------
Natural Gas:
 Futures                                        $  (439)      $   (873)
 Swaps                                           (7,158)       (27,458)
 Options                                             --           (516)
Electricity:
 Futures                                              1             --
 Options                                             12             --
---------------------------------------------------------------------------

         Deferred amounts on open futures positions will mature over 1999 and 2000.

Credit Risk from Derivative Activities

NYMEX traded futures are guaranteed by the NYMEX and have nominal credit risk. On all other transactions described above, the Company is exposed to credit risk in the event of nonperformance by the counterparties. The Company has established policies and procedures to evaluate potential counterparties for creditworthiness before entering into over-the-counter swap and option agreements. The credit risk resulting from in-the-money swaps is monitored on a regular basis against established collateralization limits and credit limits established by the Company. Due to changes in market conditions, the market value of swaps and options and the associated credit exposure with the counterparties can change significantly. At December 31, 1998, the market value of the Company's in-the-money swaps and options was $21.0 million, and two counterparties posted additional collateral in the amount of $.5 million. Reserves for credit risk are established as necessary.

Financial Risk

On January 22, 1996, the Company entered into a forward rate agreement to hedge the interest rate risk of an anticipated future borrowing under an existing shelf registration statement. In September 1996, due to revised expectations of external financing requirements, 50 percent of the forward rate agreement was liquidated resulting in a gain of $3.9 million. A gain of $2.4 million was recognized upon final settlement of this agreement in 1997.

Notes to Consolidated Financial Statements
Note 4 (continued)

Other Financial Instruments

The carrying amounts and fair values of the Company's financial instruments, other than derivative instruments, are as follows:

                                              (In Thousands)
                                    --------------------------------------
December 31, 1998                   Carrying Amounts       Fair Value
--------------------------------------------------------------------------
Cash and Cash Equivalents             $    7,104          $    7,104
Notes Receivable                          50,359              50,359
Investment in Debt and
 Equity Securities                        47,130              47,511
Gas Supply Realignment Costs               2,562               2,562
Unsecured Notes                          720,361             720,361
Long-Term Debt                         1,209,319           1,258,370
--------------------------------------------------------------------------

                                              (In Thousands)
                                    --------------------------------------
December 31, 1997                   Carrying Amounts       Fair Value
--------------------------------------------------------------------------
Cash and Cash Equivalents             $   27,278          $   27,278
Restricted Cash                          115,956             115,956
Investment in Debt and
 Equity Securities                        52,231              53,101
Gas Supply Realignment Costs               3,630               3,630
Unsecured Notes                          446,721             446,721
Long-Term Debt                         1,250,492           1,294,854
-------------------------------------------------------------------------------

         The following methods and assumptions were used by the Company in estimating its fair value disclosures for balance sheet financial instruments:

         Cash and cash equivalents, restricted cash, notes receivable, gas supply realignment (GSR) costs and unsecured notes - The carrying amount reported in the Consolidated Balance Sheets approximates its fair value.

         Investment in debt and equity securities - The fair values for marketable debt and equity securities are based on quoted market prices.

         Long-term debt - The fair values of the Company's long-term debt are based on quoted market values or estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

         All of the Company's financial instruments, other than certain derivative instruments, are held for purposes other than trading.

         The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, investments and accounts receivable.

         The Company's cash equivalents, restricted cash deposits and short-term investments represent securities placed with various high investment grade institutions. This investment practice limits the Company's exposure to concentrations of credit risk.

         Accounts receivable of the Exploration and Production segment are primarily from joint-interest partners, oil and gas marketing companies and pipeline companies. A majority of its revenues are from Sonat Marketing, which is headquartered in the Southeast. Accounts receivable of the Natural Gas Transmission segment relate to business conducted with gas distribution companies, municipalities, gas districts, industrial customers and interstate pipeline companies in the Southeast. Accounts receivable of the Energy Services segment primarily relate to trading with other marketing companies, industrial end users and local distribution companies, with primary concentration in the Gulf Coast, Southeastern, Northeastern and Midwestern markets.

         The Company performs ongoing credit evaluations of its customers' financial condition and, in some circumstances, requires collateral from its customers. Accounts receivable are stated net of valuation allowances of $9.3 million in 1998 and $8.2 million in 1997.

NOTE 5     Inventories
The table below shows the values of various categories of the Company's inventories by segment.

                                         (In Thousands)
                                     ---------------------------
December 31,                          1998             1997
----------------------------------------------------------------
Exploration and Production:
 Materials and supplies              $15,560          $16,954

Natural Gas Transmission:
 Materials and supplies               20,190           21,529

Energy Services:
 Materials and supplies                  210              247
 Gas stored underground               33,125           26,418

Other                                      8               13
----------------------------------------------------------------
                                     $69,093          $65,161
================================================================

NOTE 6    Unconsolidated Affiliates
At December 31, 1998, the Company's investments in unconsolidated affiliates totaled $635.7 million, and the Company's share of underlying equity in net assets of the investees was $691.3 million. The difference is primarily due to the excess over cost of the Company's share of the underlying equity in net assets of Citrus Corp., which is being amortized over the depreciable life of Citrus' assets. Through December 31, 1998, the Company's cumulative equity in earnings of these unconsolidated affiliates was $377.9 million and cumulative dividends received from them totaled $182.8 million.

         The following table presents the components of equity in earnings of unconsolidated affiliates:

                                                     (In Thousands)
                                       ---------------------------------------------
Years Ended December 31,                1998              1997               1996
------------------------------------------------------------------------------------
COMPANY'S SHARE OF REPORTED
 EARNINGS (LOSSES)

Exploration and Production             $   455          $    445           $    408
------------------------------------------------------------------------------------
Natural Gas Transmission:
 Citrus Corp. (including
   $1,383,000 of amortization
   of basis difference
   each year)                           24,371            28,676             22,902
 Bear Creek Storage                      9,531            10,679             10,184
 Destin                                  9,968             1,276                 --
 Other                                     167              (106)              (554)
------------------------------------------------------------------------------------
                                        44,037            40,525             32,532
------------------------------------------------------------------------------------
Energy Services                          2,885               817                  9
------------------------------------------------------------------------------------
Other                                    1,400             1,234              1,262
------------------------------------------------------------------------------------
                                       $48,777          $ 43,021           $ 34,211
====================================================================================

         Natural Gas Transmission Affiliates - Sonat owns 50 percent of Citrus, the parent company of Florida Gas Transmission Company. Southern owns a one-third interest in Destin Pipeline Company, L.L.C. (Destin) and a subsidiary of Southern owns 50 percent of Bear Creek Storage Company, an underground gas storage company.

         The following is summarized financial information for Citrus:

                                              (In Thousands)
                                  ----------------------------------------------
Years Ended December 31,            1998              1997              1996
--------------------------------------------------------------------------------
Revenues                          $591,005          $735,402          $769,860
Expenses:
 Natural gas cost                  269,818           416,953           429,367
 Operating expenses                102,001           107,370            94,573
 Depreciation and
   amortization                     51,771            60,470            83,563
 Interest and other                 92,715            78,563            92,079
 Income taxes                       28,726            17,460            27,240
--------------------------------------------------------------------------------
Income Reported                   $ 45,974          $ 54,586          $ 43,038
================================================================================

                                                      (In Thousands)
                                               ---------------------------------
December 31,                                      1998                1997
--------------------------------------------------------------------------------
Assets:
 Current                                       $   81,133          $   79,390
 Net transmission plant and property            2,342,641           2,346,123
 Other                                             83,629              67,671
--------------------------------------------------------------------------------
                                               $2,507,403          $2,493,184
================================================================================
Liabilities and Equity:
 Current                                       $  300,368          $  132,134
 Long-term debt and other liabilities           1,296,735           1,496,724
 Stockholders' equity                             910,300             864,326
--------------------------------------------------------------------------------
                                               $2,507,403          $2,493,184
================================================================================

   The following is summarized financial information for Bear Creek. No provision for income taxes has been included since its income taxes are paid directly by the joint venture participants.

                                                 (In Thousands)
                                  -------------------------------------------
Years Ended December 31,           1998             1997             1996
-----------------------------------------------------------------------------
Revenues                          $35,744          $36,226          $36,258
Expenses:
 Operating expenses                 6,819            4,440            4,817
 Depreciation                       5,441            5,430            5,415
 Other expenses, net                4,422            4,997            5,657
-----------------------------------------------------------------------------
Income Reported                   $19,062          $21,359          $20,369
=============================================================================

                                       (In Thousands)
                                 ----------------------------
December 31,                       1998              1997
-------------------------------------------------------------
Assets:
 Current                         $ 11,687          $  6,503
 Net plant and property           144,519           149,334
 Other                                 --               296
-------------------------------------------------------------
                                 $156,206          $156,133
=============================================================
Liabilities and Equity:
 Current                         $  7,968          $  8,298
 Long-term debt and
   other liabilities               43,140            48,799
 Participants' equity             105,098            99,036
-------------------------------------------------------------
                                 $156,206          $156,133
=============================================================

         In 1995, Southern executed a Capital Contribution Agreement in connection with the project financing for Bear Creek from The Prudential Insurance Company of America. In the event that Bear Creek does not refinance the remaining principal, this agreement provides that Southern and its partner will contribute $21.0 million each to Bear Creek on October 31, 2000, to provide funds to enable Bear Creek to make a principal payment due under the financing.

         In April 1997, units of Shell Oil Company and BP Amoco Corporation joined with Southern Natural Gas in the ownership of Destin, a 1 billion-cubic-foot-per-day pipeline designed to transport natural gas from deep-water areas in the eastern Gulf of Mexico. Construction of the pipeline began in December 1997. Destin was partially completed and placed in service in September 1998 and was fully in service in March 1999. The FERC has approved two extensions of Destin which extend its pipeline by

Notes to Consolidated Financial Statements
Note 6 (continued)


43 miles. The following is summarized financial information for Destin.

                                             (In Thousands)
                                        ----------------------------
Years Ended December 31,                  1998             1997
--------------------------------------------------------------------
Revenues                                $ 11,978           $1,049
Expenses (Income):
 Operating expenses                          820               --
 Depreciation and amortization               641               --
 Interest and other                      (19,388)           2,778
--------------------------------------------------------------------
Income Reported                         $ 29,905           $3,827
====================================================================

                                                     (In Thousands)
                                               -----------------------------
December 31,                                     1998              1997
----------------------------------------------------------------------------
Assets:
 Current                                       $ 23,867          $ 54,885
 Net transmission plant and property            417,102            81,864
 Other                                           12,626             1,429
----------------------------------------------------------------------------
                                               $453,595          $138,178
============================================================================
Liabilities and Equity:
 Current                                       $140,792          $  4,315
 Long-term debt and other liabilities            19,571             2,236
 Stockholders' equity                           293,232           131,627
----------------------------------------------------------------------------
                                               $453,595          $138,178
============================================================================

         In November 1998 Destin issued bonds to the Mississippi Business Finance Corporation (MBFC) in the amount of $135.0 million. The three members of Destin each purchased $45.0 million of these bonds from the MBFC, which loaned the proceeds from the sale of the bonds to Destin. Destin used the proceeds from this loan to finance the construction of its pipeline project, which allowed it to return invested capital to its three members.

NOTE 7 Plant, Property and Equipment and Depreciation
Plant, property and equipment, by business segment, is shown in the following table:

                                                    (In Thousands)
                                            --------------------------------
December 31,                                   1998                1997
----------------------------------------------------------------------------
Exploration and Production:
 Costs subject to amortization              $5,420,473          $5,022,140
 Costs not subject to amortization             148,615             201,208
----------------------------------------------------------------------------
                                             5,569,088           5,223,348
----------------------------------------------------------------------------
Natural Gas Transmission:
 Mainline transmission property              1,642,291           1,295,247
 Gas supply                                    506,965             660,700
 Gas gathering                                  10,261              16,568
 Underground storage facilities                 61,494              60,684
 Liquefied natural gas facilities              154,076             154,076
 Other                                         297,138             269,498
----------------------------------------------------------------------------
                                             2,672,225           2,456,773
----------------------------------------------------------------------------
Energy Services:
 Intrastate pipeline                            56,012              55,834
 Other                                          32,168              22,334
----------------------------------------------------------------------------
                                                88,180              78,168
----------------------------------------------------------------------------
Other                                           70,441              72,408
----------------------------------------------------------------------------
                                            $8,399,934          $7,830,697
============================================================================

         Plant, property and equipment includes construction work in progress of $142.6 million and $137.1 million at December 31, 1998 and 1997, respectively. Plant, property and equipment also includes $142.1 million and $130.1 million of gas stored underground at December 31, 1998 and 1997, respectively.

         The accumulated depreciation, depletion and amortization amounts, by business segment, are as follows:

                                                   (In Thousands)
                                           ---------------------------------
December 31,                                  1998                1997
----------------------------------------------------------------------------
Exploration and Production                 $4,093,898          $2,700,122
----------------------------------------------------------------------------
Natural Gas Transmission:
 Mainline transmission property               866,198             844,885
 Gas supply                                   449,485             434,205
 Gas gathering                                  6,206              11,072
 Underground storage facilities                47,850              45,869
 Liquefied natural gas facilities             123,802             118,981
 Other                                         40,449              42,815
----------------------------------------------------------------------------
                                            1,533,990           1,497,827
----------------------------------------------------------------------------
Energy Services:
 Intrastate pipeline                           29,727              26,819
 Other                                         10,570               6,435
----------------------------------------------------------------------------
                                               40,297              33,254
----------------------------------------------------------------------------
Other                                          35,582              33,714
----------------------------------------------------------------------------
                                           $5,703,767          $4,264,917
============================================================================

         The annual depreciation rates or useful productive lives, by business segment, are as follows:

                                              1998             1997             1996
----------------------------------------------------------------------------------------
Natural Gas Transmission:
 Mainline transmission property                 2.0%             2.0%             2.0%
 Gas supply                                     2.9%             2.9%             2.9%
 Gas gathering                                  2.8%             2.8%             2.8%
 Underground storage facilities                 3.3%             3.3%             3.3%
 Liquefied natural gas facilities               3.2%             3.2%             3.2%
Energy Services
  Intrastate pipeline                        20 yrs.          20 yrs.              --
  Other                                       5 yrs.           5 yrs.           5 yrs.
Other                                      5-38 yrs.        5-38 yrs.        5-38 yrs.
========================================================================================

         Under the full cost method, all productive and non-productive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized and amortized on the unit-of-production method using proved reserves. Certain unevaluated properties are excluded from the amortization base until a determination has been made as to the existence of proved reserves. Also included in amortization on a unit-of-production basis are the estimated future dismantlement and abandonment costs and estimated future development costs for proved undeveloped reserves.

         During the first quarter of 1998, the Company recognized the effect of a change in salvage values, including reversal of excess depreciation expense, relating to certain fixed assets, primarily aircraft and vehicles. The change, which was to comply with FERC directives, reduced the loss for the year ended December 31, 1998, by approximately $4.6 million.

NOTE 8 Debt and Lines of Credit

         Long-Term Debt - Long-term debt consists of:

                                                               (In Thousands)
                                                    -------------------------------------
December 31,                                            1998                   1997
-----------------------------------------------------------------------------------------
Sonat Inc.
 Revolving Credit Agreement at
   rates based on prime,
   international or money-market
   lending rates (an effective
   rate of 6.14% at December 31,
   1997) expiring on
   June 30, 2001                                    $        --           $   130,000
 6.75% Notes due October 1, 2007                        100,000               100,000
 6 7/8% Notes due June 1, 2005                          200,000               200,000
 9 1/2% Notes due August 15, 1999                       100,000               100,000
 6 5/8% Notes due February 1, 2008                      100,000                    --
 7% Notes due February 1, 2018                          100,000                    --
 9% Notes due May 1, 2001                               100,000               100,000
 8.24% Senior Notes due through
   December 31, 2000                                      4,100                 6,200
Sonat Exploration GOM Inc.
 Senior Revolving Credit Facility (an
   effective rate of 7.22% at
   December 31, 1997) expiring
   on October 31, 1999                                       --               145,000
 10.6% Senior Subordinated Notes
   due July 26, 2001                                         --                50,000
Southern Natural Gas Company
 6.125% Notes due September 15, 2008                    100,000                    --
 6.70% Notes due October 1, 2007                        100,000               100,000
 7.85% Notes due January 15, 2002                       100,000               100,000
 8 5/8% Notes due May 1, 2002                           100,000               100,000
 8 7/8% Notes due February 15, 2001                     100,000               100,000
Southern LNG Inc.
 Promissory Note (an effective rate of
   6.75% at December 31, 1998 and
   1997) due through April 1, 1999                        5,000                10,000
Capital Leases and Other                                  3,754                11,042
-----------------------------------------------------------------------------------------
Total Outstanding                                     1,212,854             1,252,242
Less Long-Term Debt Due Within
 One Year                                              (109,835)              (14,508)
Less Unamortized Debt Discount                           (3,535)               (1,750)
-----------------------------------------------------------------------------------------
                                                    $ 1,099,484           $ 1,235,984
=========================================================================================

Notes to Consolidated Financial Statements
Note 8 (continued)

         Annual maturities of long-term debt at December 31, 1998, are as follows:

Years                                              (In Thousands)
--------------------------------------------------------------------
1999                                                $  109,835
2000                                                     2,805
2001                                                   200,214
2002                                                   200,000
2003                                                        --
2004-2018                                              700,000
--------------------------------------------------------------------
                                                    $1,212,854
====================================================================

         Sonat has a bank revolving credit agreement that provides for periodic borrowings and repayments of up to $500.0 million through June 30, 2001. Borrowings are supported by unsecured promissory notes that, at the option of the Company, will bear interest at the banks' prevailing prime or international lending rate, or such rates as the banks may competitively bid. During 1998, $200.0 million was borrowed and $330.0 million was repaid under the revolving credit agreement, resulting in no balance outstanding at December 31, 1998.

         In January 1998, Sonat made two public offerings of Notes pursuant to a shelf registration statement. In one offering, Sonat issued $100.0 million of 6 5/8 percent Notes due February 1, 2008, at 99.531 percent to yield 6.69 percent. In the other offering, Sonat issued $100.0 million of 7 percent Notes due February 1, 2018, at 99.787 percent to yield 7.02 percent. The net proceeds from the offerings were used for general corporate purposes, including capital expenditures, working capital and repayment of debt.

         In September 1998, Southern Natural Gas made a public offering of $100.0 million of its 6.125 percent Notes due September 15, 2008, at 99.531 percent to yield 6.189 percent. The net proceeds from the offering were used for general corporate purposes, including capital expenditures.

         Unsecured Notes - Loans under all short-term credit facilities are for a duration of less than three months.

         At December 31, 1998, Sonat had short-term lines of credit of $700.0 million available through January 25, 1999. Southern Natural Gas had short-term lines of credit of $50.0 million available through May 31, 1999. Borrowings are available for a period of not more than 364 days and are in the form of unsecured promissory notes that bear interest at rates based on the banks' prevailing prime, international or money-market lending rates. At December 31, 1998, Sonat had $24.3 million outstanding under its agreement at a rate of 5.87 percent. No amounts were outstanding under Southern Natural Gas' agreement.

         In late January 1999, Sonat completed a new 364-day $400.0 million revolving credit facility with 11 banks. In connection with this new credit facility, the Company terminated existing lines of credit providing for up to $700.0 million of borrowings.

         Sonat had $696.1 million and $446.6 million, respectively, in commercial paper outstanding at average rates of 5.96 percent and 6.31 percent at December 31, 1998 and 1997, respectively.

NOTE 9    Income Taxes
An analysis of the Company's income tax expense (benefit) is as follows:

                                                       (In Thousands)
                                      --------------------------------------------------
Years Ended December 31,                 1998               1997              1996
----------------------------------------------------------------------------------------
Current:
 Federal                              $  18,548           $ 12,435          $ 18,841
 State                                    5,690              8,067             4,021
----------------------------------------------------------------------------------------
                                         24,238             20,502            22,862
----------------------------------------------------------------------------------------
Deferred:
 Federal                               (325,663)            82,777            94,911
 State                                    3,677              2,472             5,391
----------------------------------------------------------------------------------------
                                       (321,986)            85,249           100,302
----------------------------------------------------------------------------------------
Income Tax Expense (Benefit)          $(297,748)          $105,751          $123,164
========================================================================================

         Net deferred tax liabilities are comprised of the following:

                                                 (In Thousands)
                                           -------------------------------
December 31,                                 1998               1997
--------------------------------------------------------------------------
Deferred Tax Liabilities:
 Depreciation                              $240,098          $ 585,314
 Inventories                                 11,130             11,573
 Other                                       17,078             10,468
--------------------------------------------------------------------------
   Total deferred tax liabilities           268,306            607,355
--------------------------------------------------------------------------
Deferred Tax Assets:
 GSR and other transition costs               8,531             10,210
 Employee benefits                            7,708             36,607
 Net operating loss carryforwards            33,098             46,065
 Tax credit carryforwards                    22,859             14,713
 Other accounting accruals                   12,066              7,954
 Other                                       20,080             17,361
--------------------------------------------------------------------------
                                            104,342            132,910
 Less valuation allowance                        --            (11,505)
--------------------------------------------------------------------------
   Total deferred tax assets                104,342            121,405
--------------------------------------------------------------------------
Net Deferred Tax Liabilities               $163,964          $ 485,950
==========================================================================

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. During 1998, the Company removed its valuation allowance related to net operating loss carryforwards because based on the weight of available evidence, it is more likely than not that the remaining deferred tax assets will be realized.

         At December 31, 1998, the Company had available net operating loss carryforwards of approximately $94.6 million for income tax purposes which expire between 2001 and 2017. The Company has tax credit carryforwards of approximately $22.9 million which can be carried forward indefinitely.

         Consolidated income tax expense (benefit) is different from the amount computed by applying the U.S. federal income tax rate to income (loss) before income tax. The reasons for this difference are as follows:

                                                      (In Thousands)
                                      -------------------------------------------------
Years Ended December 31,                1998                1997                1996
------------------------------------------------------------------------------------------
Income Tax Expense (Benefit)
 at Statutory Federal Income
 Tax Rates                            $(289,893)          $ 113,311           $ 132,651
Increases (Decreases)
 Resulting From:
   State income taxes, net
    of federal income
    tax benefit                           6,089               6,851               6,118
   Non-conventional fuel
    tax credits                          (6,844)             (7,220)             (9,465)
   Refunds and adjustment
    of accrued tax position                (110)                 47                 880
   Dividend exclusion                    (6,824)             (8,029)             (6,413)
   Other                                   (166)                791                (607)
------------------------------------------------------------------------------------------
Income Tax Expense
 (Benefit)                            $(297,748)          $ 105,751           $ 123,164
==========================================================================================

NOTE 10    Commitments and Contingencies

Rate Matters - Periodically, Southern makes general rate filings with the FERC to provide for the recovery of cost of service and a return on equity. The FERC normally allows the filed rates to become effective, subject to refund, until it rules on the approved level of rates. Southern provides reserves relating to such amounts collected subject to refund, as appropriate, and makes refunds upon establishment of the final rates. At December 31, 1998, Southern's rates are established by a settlement that was approved by FERC orders issued in 1995 and 1996. All of its customers are parties to the settlement, and all revenue is based on the final settlement rates and therefore is not being collected subject to refund.

         Other Matters - In September 1998, West Georgia Generating Company L.P., formerly Cataula Generating Company, L.P. (West Georgia), acquired the right to develop a 680-megawatt peaking plant in west central Georgia and an associated contract to sell a significant portion of the plant's output to Georgia Power Company. Although West Georgia originally planned to develop the plant in Harris County, Georgia, as a result of the revocation by the Harris County Board of Commissioners of the previously issued special-use permit, West Georgia is in the process of finalizing alternate sites for the location of the plant. If the project experiences additional delays in site finalization, permitting or construction, it could result in an inability to have the plant available in time to meet its obligation to make 205 megawatts of electric capacity available to Georgia Power beginning June 1, 2000. In that event, West Georgia would be required to source electric capacity from the market at prices in excess of the prices received from Georgia Power. However, West Georgia anticipates that it will be successful in relocating the plant to one of its alternative sites and commencing construction in time to meet its contractual commitments to Georgia Power.

Notes to Consolidated Financial Statements
Note 10 (continued)


         Sonat Marketing was formed in September 1995 and is jointly owned by a subsidiary of the Company and a subsidiary of AGL Resources, Inc. Sonat's wholly owned subsidiary, Sonat Marketing Company, contributed all of its assets and liabilities except $32.0 million of accounts receivable in exchange for a 65 percent ownership interest in Sonat Marketing, and a subsidiary of AGL Resources, contributed $32.0 million in cash to Sonat Marketing in exchange for a 35 percent ownership interest. AGL Resources has certain rights to resell to the Company its interest in Sonat Marketing, including a right until August 31, 2000, to receive the greater of fair market value or a formula price. The pretax gain on the transaction of approximately $23 million, which is included in Other Deferred Credits in the Consolidated Balance Sheets, has been deferred.

         Leases - The Company has operating lease commitments expiring at various dates, principally for office space and equipment. The Company has no significant capital leases.

         Rental expense for all operating leases is summarized below.


Rental Expense

                                           (In Thousands)
                                    -----------------------------
Years Ended December 31,              1998       1997       1996
-----------------------------------------------------------------
Non-Affiliated Operating Leases     $19,904    $20,377    $18,444
Affiliated Operating Leases           3,950      3,544      3,680
-----------------------------------------------------------------
                                    $23,854    $23,921    $22,124
=================================================================

         At December 31, 1998, future minimum payments for non-cancelable operating leases for the years 1999 through 2003 are $12 million or less per year. Future minimum rentals to be received under subleases for the years 1999 and 2000 are less than $2 million per year.

NOTE 11 Capital Stock and Stock-Based Compensation Per-share prices of the Company's common stock, based on the New York Stock Exchange listing of composite transactions, and dividends paid per common share for the last two years are summarized below.

Price Range and Dividends Paid Per Common Share

                                          (Unaudited)
                          ---------------------------------------------
Quarter                            1998                    1997
-----------------------------------------------------------------------
Price Range High-Low
 First                    $45   5/8  -  $38  7/8   $57       -  $45 1/2
 Second                    44 13/16  -   36         59 1/8   -   50 5/8
 Third                     38  9/16  -   25  7/8    54 1/4   -   45 3/8
 Fourth                    31   3/8  -   26 5/16    51 5/16  -   42 1/4
=======================================================================
Dividend Rate (Note)
  First                                 $    .27                $   .27
  Second                                     .27                    .27
  Third                                      .27                    .27
  Fourth                                     .27                    .27
-----------------------------------------------------------------------
                                        $   1.08                $  1.08
=======================================================================
Shareholders of
  Record at Year-End                      10,589                 11,258
=======================================================================

Note: The dividend rate is the actual rate paid per common share of Sonat stock, exclusive of shares issued for the merger in January 1998 (see Note 3).

         The Company had no restrictions on the payment of dividends at December 31, 1998.

         The Company has a Preference Share Rights Plan (the Plan) designed to protect the interest of stockholders in the event of a hostile attempt to take over the Company and to make it more difficult for a person to gain control of the Company in a manner or on terms not approved by the Board of Directors. The Plan provides for the issuance of one right with respect to each outstanding share of common stock. The rights issued under the Plan are redeemable at any time by the Company before their expiration on February 3, 2006, unless certain triggering events have occurred. The rights outstanding under the Plan are exercisable for one one-hundredth of a share of Series A Participating Preference Stock, par value $1.00, with each share having substantially the rights and preferences of 100 shares of common stock. As of December 31, 1998, 1,000,000 shares of Series A Participating Preference Stock were reserved for issuance under this Plan.

         Earnings Per Share - The following table presents the computation of basic and diluted earnings (loss) per share of common stock:

                                   (In Thousands, Except Per-Share Amounts)
                                  -----------------------------------------
Years Ended December 31,             1998            1997           1996
---------------------------------------------------------------------------
Numerator:
 Net income (loss)                $(530,517)       $217,996        $255,840
===========================================================================
Denominator:
Denominator for Basic
 Earnings (Loss) Per Share:
   Weighted average number
    of shares of common
    stock outstanding               110,020         110,099         110,370
Effect of Dilutive Securities:
 Common stock equivalents
   applicable to outstanding
   stock options (Note)                  --           1,570           1,352
---------------------------------------------------------------------------
Denominator for Earnings
 (Loss) Per Share -
 Assuming Dilution:

   Adjusted weighted
    average shares using
    treasury stock method
    for assumed conversions         110,020         111,669         111,722
===========================================================================
Earnings (Loss) Per Share
 of Common Stock                  $   (4.82)       $   1.98        $   2.32
===========================================================================
Earnings (Loss) Per Share
 of Common Stock -
 Assuming Dilution                $   (4.82)       $   1.95        $   2.29
===========================================================================

Note: The addition of 1,002,000 potential common shares for the 1998 period would be antidilutive in the computation of diluted earnings per share and are therefore not included.

         Executive Award Plan - The Company has an Executive Award Plan that provides awards to certain key employees in the form of stock options, restricted stock and stock appreciation rights (SARs) in tandem with any or all stock options. In years prior to 1991, tax offset payments were generally provided in conjunction with these awards. SARs permit the holder of an exercisable option to surrender that option for an amount equal to the excess of the market price of the common stock on the date of exercise over the option price (appreciation). The appreciation is payable in cash, common stock or a combination of both. SARs are subject to the same terms and conditions as the options to which they are related. Commencing in November 1995, the Company has issued, in tandem with its regular stock options, SARs that are exercisable only in the event of a change in control (limited SARs). In November 1995, the Company also issued limited SARs to certain key employees with respect to all of their then outstanding options. No other SARs have been issued since 1990. At December 31, 1998, 89,000 SARs relating to the earlier periods were outstanding. All options granted since December 1992 have 10-year terms and vest and become fully exercisable at the end of five years of continued employment. Options issued after 1992 also contain an acceleration provision dependent upon a specified increase in the Company's stock price. Options granted prior to December 1992 vested over three years and had no accelerated vesting provisions. The Company issued 18,400 shares of restricted stock with a $35.48 per share market value to employees during 1998, 80,100 shares with a $43 13/16 per share market value during 1997 and 97,000 shares with a $52.00 per share market value during 1996. At December 31, 1998, 229,798 of the 550,200 cumulative restricted shares issued have vested. A new plan was authorized during 1995 which made an additional four million shares available for issuance.

         The Company has elected to follow APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its employee stock options. Under APB No. 25, compensation expense is recognized for the difference between the option price and market value on the measurement date for variable stock option awards and restricted stock grants. No compensation expense is recognized for options the Company issued after 1990 because the exercise price of the stock options equals the market price of the underlying stock on the date of grant.

         Stock-based compensation increased pretax income by $5.8 million in 1998 and $2.0 million in 1997 and decreased it by $13.2 million in 1996.

         Pro forma information regarding net income and earnings per share is required by SFAS No. 123, Accounting for Stock-Based Compensation, and has been determined as if the Company had

Notes to Consolidated Financial Statements
Note 11 (continued)


accounted for its employee stock options under the fair value method of the Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996, respectively: interest rates (zero-coupon U.S. government issues with a remaining life of six years) of 4.95 percent, 5.93 percent and 6.10 percent; dividend yields of 3.54 percent, 2.47 percent and 2.35 percent; volatility factors of the expected market price of the Company's common stock of .292, .266 and .255; and a weighted-average expected life of the options of six years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         The Company's pro forma information follows:

                                  (In Thousands, Except Per-Share Amounts)
                                --------------------------------------------
Years Ended December 31,              1998             1997            1996
----------------------------------------------------------------------------
Net Income (Loss):
 As reported                    $  (530,517)     $   217,996     $   255,840
 Pro forma                         (533,027)         216,773         253,173
Earnings (Loss) Per Share:
 As reported                    $     (4.82)     $      1.98     $      2.32
 Pro forma                            (4.84)            1.97            2.29
Earnings (Loss) Per Share -
 Assuming Dilution:
 As reported                    $     (4.82)     $      1.95     $      2.29
 Pro forma                            (4.84)            1.94            2.27
============================================================================

         For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period, which is five years for the awards. However, since all of the 1995 stock option grants vested under an accelerated vesting clause in 1996, the entire remaining cost for that award is reflected in 1996. Because the Company's stock options vest generally over five years and additional awards are typically made each year, the above pro forma disclosures are not likely to be representative of the effects on pro forma net income or loss for future years.

         A summary of the Company's stock option activity and related information follows:

Years Ended December 31,                                  1998
---------------------------------------------------------------------------
                                                              Weighted-Avg.
                                                   Options   Exercise Price
---------------------------------------------------------------------------
Outstanding - Beginning of Year                   4,416,219      $32.74
Granted                                           1,323,100       30.48
Exercised                                          (190,424)      19.80
Forfeited                                           (68,480)      45.79
---------------------------------------------------------------------------
Outstanding - End of Year                         5,480,415       32.48
===========================================================================
Exercisable - End of Year                         3,444,075       30.25
===========================================================================
Shares Authorized for Future Grants               1,561,000
===========================================================================
Fair Value of Options Granted During the Year    $     7.53
===========================================================================


                                                          1997
---------------------------------------------------------------------------
                                                              Weighted-Avg.
                                                   Options   Exercise Price
---------------------------------------------------------------------------
Outstanding - Beginning of Year                   4,178,226     $30.16
Granted                                             712,400      43.81
Exercised                                          (453,907)     25.69
Forfeited                                           (20,500)     46.90
---------------------------------------------------------------------------
Outstanding - End of Year                         4,416,219      32.74
===========================================================================
Exercisable - End of Year                         3,217,419      27.38
===========================================================================
Shares Authorized for Future Grants               2,884,700
===========================================================================
Fair Value of Options Granted During the Year    $    12.50
===========================================================================


                                                          1996
---------------------------------------------------------------------------
                                                             Weighted-Avg.
                                                   Options   Exercise Price
---------------------------------------------------------------------------
Outstanding - Beginning of Year                   4,578,600     $25.24
Granted                                             633,700      52.00
Exercised                                        (1,013,954)     21.58
Forfeited                                           (20,120)     31.81
---------------------------------------------------------------------------
Outstanding - End of Year                         4,178,226      30.16
===========================================================================
Exercisable - End of Year                         3,544,526      26.26
===========================================================================
Shares Authorized for Future Grants               3,597,100
===========================================================================
Fair Value of Options Granted During the Year   $     14.87
===========================================================================

         The following table summarizes information about stock options outstanding at December 31, 1998:

                                     Options Outstanding
                          -----------------------------------------
                                        Weighted-Avg.
                             Number      Remaining
   Range of Exercise      Outstanding   Contractual  Weighted-Avg.
        Prices             12/31/98         Life     Exercise Price
-------------------------------------------------------------------
 $ 13.625  -  $17.4375       365,050         2.9         $16.31
 $ 21.125  -  $ 29.125     2,345,130         7.1          26.42
 $  30.00  -  $  32.25     1,266,815         5.8          30.99
 $43.8125  -  $  52.00     1,503,420         8.6          47.14
-------------------------------------------------------------------
                           5,480,415


                            Options Exercisable
                        ---------------------------
                          Number
Range of Exercise       Exercisable  Weighted-Avg.
    Prices               12/31/98    Exercise Price
---------------------------------------------------
$ 13.625  -  $17.4375     365,050        $16.31
$ 21.125  -  $ 29.125   1,262,630         25.54
$  30.00  -  $  32.25   1,266,815         30.99
$43.8125  -  $  52.00     549,580         48.64
---------------------------------------------------
                        3,444,075
===================================================

         Directors' Restricted Stock Plan - The Company has a Restricted Stock Plan for non-employee members of the Board of Directors. Full rights vest over a maximum of five years. The Company issued 24,000 shares under this plan in 1998. The Company did not issue any shares under this plan during 1997 and 1996. At December 31, 1998, 35,860 of the 61,460 cumulative shares granted have vested.

         Treasury Stock - Shares held in treasury are being reissued in connection with employee stock options and restricted stock programs.

         Serial Preference Stock - At December 31, 1998 and 1997, there were 10,000,000 shares of $1.00 par value Serial Preference Stock authorized, with none issued.

NOTE 12    Retirement Plans and Other

Postemployment Benefits

Retirement Plans - The Company has a trusteed, non-contributory, tax qualified defined benefit retirement plan (the Retirement Plan) covering substantially all employees of the Company. A supplemental benefit plan (the Supplemental Plan) that provides retirement benefits in excess of those allowed under the Company's tax qualified retirement plan is also in effect for the Company.

         Amounts are being placed in a trust established to provide benefits under the Supplemental Plan. However, this trust is not subject to any funding requirements. At December 31, 1998, this trust had assets with a fair market value of $47.5 million available to pay benefits. These assets are not considered plan assets under SFAS No. 87, Employers' Accounting for Pensions.

         The following tables set forth the benefit obligation and assets of the plans and the changes in the benefit obligation and plan assets:

                                                  (In Thousands)
                                            ------------------------
Years Ended December 31,                        1998           1997
--------------------------------------------------------------------
Change in Benefit Obligation:
 Benefit obligation at January 1,           $ 372,687      $ 386,825
 Service cost                                  10,892          7,848
 Interest cost                                 28,209         26,858
 Amendments                                      (341)            --
 Actuarial loss (gain)                         31,351        (25,959)
 Effect of curtailment                         (5,518)        (3,096)
 Effect of special termination benefits         4,121          3,252
 Benefits paid                                (24,020)       (23,041)
--------------------------------------------------------------------
 Benefit obligation at December 31,         $ 417,381      $ 372,687
====================================================================
Change in Plan Assets:
 Fair value at January 1,                   $ 550,982      $ 459,033
 Return on plan assets                         76,312        111,983
 Contributions                                  3,395          3,007
 Benefits paid                                (24,020)       (23,041)
--------------------------------------------------------------------
 Fair value at December 31,                 $ 606,669      $ 550,982
====================================================================

         The following table sets forth the funded status of the plans and the amount of the net pension asset or liability recognized in the Company's Consolidated Balance Sheets:

                                                  (In Thousands)
                                            ------------------------
December 31,                                    1998           1997
--------------------------------------------------------------------
Funded Status                               $ 189,288      $ 178,295
Unrecognized Net Assets at Transition          (7,612)        (9,292)
Unrecognized Net Gain                        (166,188)      (172,566)
Unrecognized Prior Service Cost                 5,516          7,088
Net Unamortized Deferred Charge from
 Early Retirement Termination Benefits            453            598
--------------------------------------------------------------------
Net Pension Asset Recognized in the
 Consolidated Balance Sheets                $  21,457      $   4,123
====================================================================
Total Recognized Amounts in the
 Consolidated Balance Sheets Consist of:
   Prepaid benefit cost                     $  53,642      $  33,170
   Accrued benefit liability                  (33,893)       (29,887)
   Intangible asset                             1,255            242
   Net unamortized deferred charge from
    early retirement termination benefits         453            598
--------------------------------------------------------------------
                                            $  21,457      $   4,123
====================================================================

Notes to Consolidated Financial Statements
Note 12 (continued)

         The projected benefit obligation and accumulated benefit obligation for the pension plan with accumulated benefit obligations in excess of plan assets were $51.1 million and $33.9 million, respectively, as of December 31, 1998, and $40.4 million and $29.9 million, respectively, as of December 31, 1997.

         The assumed rates used to measure the projected benefit obligations and the expected earnings of plan assets are:

Years Ended December 31,                       1998    1997   1996
------------------------------------------------------------------
Discount Rate                                   7.0%    7.5%   7.0%
Long-Term Rate of Return                       10.5%    9.5%   9.5%
Increase in Future Compensation Levels
 (Composite Rate):
   Retirement and Supplemental Plans            5.0%    5.0%   5.0%
==================================================================

         The Company's net periodic pension income consists of the following components:

                                            (In Thousands)
                                ------------------------------------
Years Ended December 31,           1998          1997          1996
--------------------------------------------------------------------
Service Cost                    $ 10,892      $  7,848      $  8,818
Interest Cost                     28,209        26,858        26,550
Expected Return                  (48,586)      (40,107)      (37,795)
Amortization of Prior
 Service Cost                        816           868           868
Amortization of Net Asset
 at Transition                    (1,679)       (1,679)       (1,679)
Amortization of Net Gain          (3,054)       (2,379)           76
Curtailment Gain                  (4,803)       (2,959)           --
Special Termination
 Benefits Loss                     4,121         3,252            --
--------------------------------------------------------------------
Net Periodic Pension Income     $(14,084)     $ (8,298)     $ (3,162)
====================================================================

         Other Postemployment Benefits - The Company has plans that provide for postretirement health care and life insurance benefits to substantially all of its employees when they retire. The Company accrues the cost of postretirement health care and life insurance benefits within the employees' active service periods. The Company has elected to amortize the transition obligation over a 20-year period.

         The following tables set forth the benefit obligation and assets of the Company's postretirement health care and life insurance plans and the changes in the benefit obligation and plan assets:

                                                 (In Thousands)
                                            ----------------------
Years Ended December 31,                       1998          1997
------------------------------------------------------------------
Change in Benefit Obligation:
 Benefit obligation at January 1,           $ 82,956      $ 95,027
 Service cost                                  2,005         2,137
 Interest cost                                 5,870         6,575
 Plan participants' contributions                987           904
 Actuarial loss (gain)                         1,695       (14,833)
 Effect of curtailment                        (1,389)          233
 Effect of special termination benefits        1,824           100
 Benefits paid                                (6,836)       (7,187)
------------------------------------------------------------------
 Benefit obligation at December 31,         $ 87,112      $ 82,956
==================================================================
Change in Plan Assets:
 Fair value at January 1,                   $ 38,923      $ 32,595
 Return on plan assets                         6,276         4,109
 Employer's contribution                       9,614         8,502
 Plan participants' contributions                987           904
 Benefits paid                                (6,836)       (7,187)
------------------------------------------------------------------
 Fair value at December 31,                 $ 48,964      $ 38,923
==================================================================

         The following table sets forth the funded status and amount of the net pension asset or liability at December 31, 1998 and 1997, for the Company's postretirement health care and life insurance plans:

                                                 (In Thousands)
                                            ----------------------
December 31,                                   1998          1997
------------------------------------------------------------------
Funded Status                               $(38,148)     $(44,033)
Unrecognized Net Obligation at Transition     43,151        51,994
Unrecognized Net Gain                        (32,918)      (31,649)
Net Unamortized Deferred Charge From
 Early Retirement Termination Benefit          1,442         1,980
------------------------------------------------------------------
Accrued Postretirement Benefit Liability    $(26,473)     $(21,708)
==================================================================
Total Recognized Amounts in the
 Consolidated Balance Sheets Consist of:
   Prepaid benefit cost                     $     --      $    204
   Accrued benefit liability                 (27,915)      (23,892)
   Net unamortized deferred charge from
    early retirement termination benefit       1,442         1,980
------------------------------------------------------------------
                                            $(26,473)     $(21,708)
==================================================================

         The assumed rates used to measure the projected benefit obligation and the expected earnings of plan assets are:

Years Ended December 31,          1998     1997     1996
--------------------------------------------------------
Discount Rate                      7.0%     7.5%     7.0%
Long-Term Rate of Return:
 Medical assets (after tax)        6.5%     5.5%     5.5%
 Life insurance assets            10.5%     7.5%     7.5%
========================================================

         The rate of increase in the per capita costs of covered health care benefits is assumed to be 4.5 percent in 1999 and for all future years.

         The Company's net periodic cost for postretirement health care and life insurance benefits consists of the following components:

                                                   (In Thousands)
                                       ------------------------------------
Years Ended December 31,                  1998          1997          1996
---------------------------------------------------------------------------
Service Cost                           $  2,005      $  2,137      $  2,161
Interest Cost                             5,870         6,575         6,387
Expected Return on Plan Assets           (2,772)       (2,069)       (1,617)
Amortization of Net Obligation
 at Transition                            3,469         3,597         3,597
Amortization of Net Gain                 (1,722)         (820)         (367)
Curtailment Loss                          4,180         1,866            --
Special Termination Benefits Loss         1,824           100            --
---------------------------------------------------------------------------
                                       $ 12,854      $ 11,386      $ 10,161
===========================================================================

         A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                    (In Thousands)
                                             ----------------------------
                                             1-Percentage-  1-Percentage-
                                                 Point          Point
                                               Increase       Decrease
-------------------------------------------------------------------------
Effect on total of service and interest
 cost components                                $1,156        $  (939)
Effect on postretirement benefit obligation      8,964         (7,684)
=========================================================================

NOTE 13   Business Segment Analysis

The Company's consolidated financial statements reflect operations in three segments: Exploration and Production, Natural Gas Transmission and Energy Services.

         The Company is engaged in the exploration for and the acquisition, development and production of oil and natural gas through its Exploration and Production segment. The oil and gas properties of the Exploration and Production segment are located principally onshore in the Southern coastal states, in various states in the Southwest, and in federal waters offshore Louisiana and Texas. It derives a significant portion of its revenues from sales to Sonat Marketing (included in the Energy Services segment).

         The principal business of the Natural Gas Transmission segment is the transmission and storage of natural gas in interstate commerce. Its transmission systems are located in the Southeastern United States. Transportation service is provided for its distribution customers primarily for residential and commercial end use; industrial customers; electric generation companies; gas producers; other gas pipelines; and gas marketing and trading companies. It provides transportation service in both its gas supply and market areas. The principal industries served directly by the natural gas transmission segment's pipeline system and indirectly through its distribution customers' systems include the electric generation, fertilizer, chemical, pulp and paper, textile, primary metals, stone, clay and glass industries.

         The Energy Services segment is engaged primarily in natural gas and electric power marketing for industrial and commercial users, gas distribution companies and gas producers throughout the Gulf Coast, Southeastern, Midwestern and Northeastern United States and development of power systems and power plants.

         The Company's results of operations, revenues from major customers, capital expenditures and assets by business segment are shown in the following tables. Intersegment sales are primarily gas sales by the Exploration and Production segment and transportation revenue by the Natural Gas Transmission segment and are priced at market rates. The Company has no foreign operations.

Notes to Consolidated Financial Statements
Note 13 (continued)


Business Segment Analysis

                                                                           (In Thousands)
                                                    ------------------------------------------------------------
                                                    Exploration        Natural
                                                         and             Gas           Energy
Year Ended December 31, 1998                         Production     Transmission      Services          Total
----------------------------------------------------------------------------------------------------------------
Revenues from External Customers                    $   173,874      $  357,678     $ 3,191,320      $ 3,722,872
Intersegment Revenues                                   361,380          36,538           1,048          398,966
Interest Income                                              80           3,494           3,023            6,597
Interest Expense                                         78,071          40,114           4,255          122,440
Interest Capitalized                                      2,371           2,506             246            5,123
Depreciation, Depletion and Amortization                291,586          46,281           7,032          344,899
Unusual Items                                         1,050,195              --              --        1,050,195
Equity in Earnings of Unconsolidated Affiliates             455          44,037           2,885           47,377
Earnings (Loss) Before Interest and Taxes              (936,230)        233,268          (6,820)        (709,782)
Investment in Unconsolidated Affiliates                   6,090         549,520          69,212          624,822
Segment Assets                                        1,635,597       1,961,994         762,547        4,360,138
Capital Expenditures                                    581,059         222,165           9,971          813,195
================================================================================================================

                                                                           (In Thousands)
                                                      -------------------------------------------------
                                                      Exploration    Natural
                                                          and          Gas          Energy
Year Ended December 31, 1997                          Production  Transmission    Services       Total
--------------------------------------------------------------------------------------------------------
Revenues from External Customers                      $  345,520   $  359,163    $3,725,186   $4,429,869
Intersegment Revenues                                    409,555       34,129            --      443,684
Interest Income                                            1,261        2,233         2,670        6,164
Interest Expense                                          64,540       30,612         1,874       97,026
Interest Capitalized                                       5,599        1,849            --        7,448
Depreciation, Depletion and Amortization                 341,278       47,769         5,557      394,604
Unusual Items                                             50,374           --            --       50,374
Equity in Earnings of Unconsolidated Affiliates              445       40,525           817       41,787
Earnings Before Interest and Taxes                       180,972      225,905         7,063      413,940
Investment in Unconsolidated Affiliates                    5,679      467,453         9,192      482,324
Segment Assets                                         2,764,381    1,757,851       744,626    5,266,858
Capital Expenditures                                     862,609      144,269        10,978    1,017,856
========================================================================================================

                                                                           (In Thousands)
                                                       -----------------------------------------------------
                                                       Exploration    Natural
                                                          and           Gas           Energy
Year Ended December 31, 1996                           Production  Transmission      Services        Total
------------------------------------------------------------------------------------------------------------
Revenues from External Customers                        $319,730     $  362,194    $2,589,468     $3,271,392
Intersegment Revenues                                    410,520         36,634         3,234        450,388
Interest Income                                            1,092          5,077         5,008         11,177
Interest Expense                                          57,059         38,060           984         96,103
Interest Capitalized                                       6,658            984            --          7,642
Depreciation, Depletion and Amortization                 332,129         48,292         1,729        382,150
Equity in Earnings of Unconsolidated Affiliates              408         32,532             9         32,949
Earnings Before Interest and Taxes                       252,845        204,782         5,841        463,468
Capital Expenditures                                     620,100        130,418         4,736        755,254
============================================================================================================

         The following table reconciles the total of the Company's reportable segments' revenues to the Company's consolidated revenues:

                                           (In Thousands)
                             ---------------------------------------------
Years Ended December 31,          1998             1997             1996
--------------------------------------------------------------------------
Total Revenues for
 Reportable Segments         $ 4,121,838      $ 4,873,553      $ 3,721,780
Other Revenues                        17               15             (524)
Elimination of
 Intersegment Revenues          (398,966)        (443,684)        (450,388)
Other Reclassifications          (13,071)         (57,387)         (67,258)
--------------------------------------------------------------------------
   Total Consolidated
    Revenues                 $ 3,709,818      $ 4,372,497      $ 3,203,610
==========================================================================

         The following table reconciles the total of the Company's reportable segments' earnings before interest and taxes (EBIT) to the Company's consolidated EBIT:

                                          (In Thousands)
                               ------------------------------------
Years Ended December 31,          1998          1997         1996
-------------------------------------------------------------------
Total EBIT for
 Reportable Segments           $(709,782)     $413,940     $463,468
Other EBIT                         7,772         6,999        4,423
-------------------------------------------------------------------
   Total Consolidated EBIT     $(702,010)     $420,939     $467,891
===================================================================

         The following table reconciles the total of the Company's reportable segments' assets to the Company's consolidated assets:

                                                (In Thousands)
                                         ----------------------------
December 31,                                 1998             1997
---------------------------------------------------------------------
Total Assets for Reportable Segments     $ 4,360,138      $ 5,266,858
Other Assets                               2,874,572        2,885,865
Elimination of Intercompany
 Receivables and Payables                 (2,850,311)      (2,867,051)
Other Eliminations                           (23,305)         (33,558)
---------------------------------------------------------------------
   Total Consolidated Assets             $ 4,361,094      $ 5,252,114
=====================================================================

Revenues from Major Customers

                                          (In Thousands)
                                ----------------------------------
Years Ended December 31,           1998         1997         1996
------------------------------------------------------------------
Enron and affiliates:
 Exploration and production     $ 63,265     $181,206     $167,843
 Natural gas transmission              3          180          156
 Energy services                 157,950      264,399      202,130
------------------------------------------------------------------
                                $221,218     $445,785     $370,129
==================================================================
Atlanta Gas Light:
 Natural gas transmission       $134,045     $130,425     $134,062
 Energy services                  17,303       51,069       54,191
------------------------------------------------------------------
                                $151,348     $181,494     $188,253
==================================================================
Alabama Gas Corporation:
 Natural gas transmission       $ 47,956     $ 48,300     $ 38,662
 Energy services                 105,134       87,994       86,062
------------------------------------------------------------------
                                $153,090     $136,294     $124,724
==================================================================

         All of the major customers or their affiliates participate with the Company in certain joint venture operations.


NOTE 14    Oil and Gas Operations (Unaudited)
At December 31, 1998, the Company had interests in oil and gas properties that are located primarily in Texas, Louisiana, Oklahoma, Arkansas, Alabama, and offshore Louisiana and Texas in the Gulf of Mexico. The Company does not own or lease any oil and gas properties outside the United States.

         Capitalized costs relating to oil and gas producing activities and related accumulated depreciation, depletion and amortization were as follows:


Capitalized Costs

                                            (In Thousands)
                                      -------------------------
December 31,                             1998           1997
---------------------------------------------------------------
Oil and Gas Properties:
 Costs subject to amortization        $5,420,473     $5,022,140
 Costs not subject to amortization       148,615        201,208
---------------------------------------------------------------
                                       5,569,088      5,223,348
Less Accumulated Depreciation,
 Depletion and Amortization            4,093,898      2,700,122
---------------------------------------------------------------
                                      $1,475,190     $2,523,226
===============================================================

Notes to Consolidated Financial Statements
Note 14 (continued)


         Costs incurred in oil and gas producing activities, whether capitalized or expensed, were as follows:

Costs Incurred

                                               (In Thousands)
                                     ----------------------------------
Years Ended December 31,                1998         1997         1996
-----------------------------------------------------------------------
Property Acquisition Costs:
 Proved properties                   $  1,592     $  5,811     $ 61,441
 Unproved properties                   48,292       77,935       72,705
Exploration Costs                     155,879      287,884      177,199
Development Costs                     371,500      488,724      295,821
-----------------------------------------------------------------------
   Total Costs                       $577,263     $860,354     $607,166
=======================================================================

         An analysis of the capitalized costs by year of expenditure of oil and gas properties that are not being amortized as of December 31, 1998, pending determination of proved reserves follows:

Capitalized Costs Not Being Amortized

                                     (In Thousands)
             ---------------------------------------------------------------
               Cumulative           Costs Excluded for           Cumulative
                 Balance            Years Ended Dec.31,            Balance
             ---------------------------------------------------------------
             DEC. 31, 1998     1998        1997        1996    Dec. 31, 1995
----------------------------------------------------------------------------
Acquisition     $ 93,931     $39,559     $24,220     $18,386     $11,766
Exploration       54,684      41,573      12,644         467          --
----------------------------------------------------------------------------
                $148,615     $81,132     $36,864     $18,853     $11,766
============================================================================

         Projects presently excluded from amortization are in various stages of evaluation. The majority of these costs are expected to be included in the amortization calculation in the years 1999 through 2003. Total amortization expense, including ceiling test charges, per unit of production was $4.81, $1.41, and $1.03 per thousand cubic feet equivalent in 1998, 1997 and 1996, respectively.

         Net quantities of proved developed and undeveloped reserves of natural gas and crude oil, including condensate and natural gas liquids, and changes in such quantities were as follows:

Reserve Data

                                                      Liquids          Gas      Liquids          Gas      Liquids          Gas
                                                      (MBbls)         (Bcf)     (MBbls)         (Bcf)     (MBbls)        (Bcf)
                                                      --------------------------------------------------------------------------
December 31,                                                   1998                      1997                      1996
--------------------------------------------------------------------------------------------------------------------------------
Proved (Developed and Undeveloped) Reserves, Net:
 Beginning of year                                     72,882        2,160.6     65,984        2,006.4     55,304        1,711.7
 Revisions of previous estimates                      (12,816)        (349.4)     4,506          156.6      4,134           58.0
 Extensions, discoveries and other additions            1,688          118.5     10,540          287.1     21,307          457.2
 Purchases of reserves in place                            --            5.9        850           20.6      2,158          151.3
 Sales of reserves in place                           (23,710)        (287.6)      (433)         (43.7)    (7,941)        (103.5)
 Production                                            (8,327)        (225.7)    (8,565)        (266.4)    (8,978)        (268.3)
--------------------------------------------------------------------------------------------------------------------------------
   End of Year                                         29,717        1,422.3     72,882        2,160.6     65,984        2,006.4
================================================================================================================================
Proved Developed Reserves:
 Beginning of year                                     45,225        1,557.5     33,327        1,395.8     30,455        1,184.1
 End of year                                           24,743        1,122.6     45,225        1,557.5     33,327        1,395.8
================================================================================================================================

MBbls-Thousands of barrels
Bcf-Billion cubic feet

        The significant changes to reserves, other than acquisitions, dispositions or production, are due to reservoir performance in existing fields and drilling of additional wells in existing fields. There were no major discoveries or other events, favorable or adverse, that may be considered to have caused a significant change in the estimated proved reserves since December 31, 1998.

         Results of operations from producing activities by fiscal year were as follows:


Results of Operations

                                            (In Thousands)
                              -----------------------------------------
Years Ended December 31,           1998           1997           1996
-----------------------------------------------------------------------
Net Revenues:
  Sales                       $   179,258      $ 347,219      $ 331,757
  Affiliated sales                361,380        409,555        410,520
-----------------------------------------------------------------------
   Total                          540,638        756,774        742,277
Production Costs                  (91,470)      (116,112)       (96,235)
Depreciation, Depletion
  and Amortization             (1,326,765)      (341,278)      (332,129)
-----------------------------------------------------------------------
                                 (877,597)       299,384        313,913
Income Tax (Expense)
  Benefit                         313,497        (97,603)      (100,488)
------------------------ ----------------------------------------------
Results of Operations from
  Producing Activities
  (Excluding Corporate
  Overhead and Interest
  Costs)                      $  (564,100)     $ 201,781      $ 213,425
=======================================================================

         The standardized measure of discounted future net cash flows relating to proved oil and gas reserves follows:


Standardized Measure of Discounted Future Net Cash Flows

                                            (In Thousands)
                             ------------------------------------------
December 31,                     1998            1997           1996
-----------------------------------------------------------------------
Future Cash Inflows          $ 3,124,205     $ 6,059,477    $ 8,551,630
Future Production and
  Development Costs           (1,027,931)     (1,889,348)    (1,881,447)
Future Income Tax
  Expenses                      (317,572)       (912,059)    (1,776,403)
-----------------------------------------------------------------------
Future Net Cash Flows          1,778,702       3,258,070      4,893,780
-----------------------------------------------------------------------
10% Annual Discount
  for Estimated Timing
  of Cash Flows                 (616,435)     (1,058,622)    (1,499,656)
-----------------------------------------------------------------------
Standardized Measure
  of Discounted Future
  Net Cash Flows             $ 1,162,267     $ 2,199,448    $ 3,394,124
=======================================================================

         For the calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using realized oil and gas prices for the month of December of each respective year.

         The following are the principal sources of change in the standardized measure of discounted future net cash flows:


Changes in Standardized Measure of Discounted Future Net Cash Flows

                                            (In Thousands)
                             ------------------------------------------

Years Ended December 31,          1998            1997          1996
-----------------------------------------------------------------------
Sales and Transfers of
  Oil and Gas
  Produced, Net of
  Production Costs           $  (449,168)    $  (640,662)   $ (646,042)
Net Changes in Prices
  and Production Costs          (389,252)     (1,858,640)    1,583,674
Extensions, Discoveries
  and Improved
  Recovery, Less
  Related Costs                   71,557         328,665     1,156,729
Changes in Estimated
  Future Development
  Costs                           36,269         (83,805)       28,320
Development Costs
  Incurred During the
  Period                         182,447         228,798        60,259
Revisions of Previous
  Quantity Estimates            (413,484)        175,081       164,214
Accretion of Discount            268,797         449,400       185,091
Net Change in Income
  Taxes                          379,228         611,352      (891,355)
Purchases of Reserves
  in Place                         4,441          23,628       318,084
Sales of Reserves
  in Place                      (468,770)        (47,170)     (256,706)
Changes in Production
  Rates (Timing) and
  Other                         (259,246)       (381,323)       49,465
----------------------------------------------------------------------
                             $(1,037,181)    $(1,194,676)   $1,751,733
======================================================================

Notes to Consolidated Financial Statements


NOTE 15  Quarterly Results (Unaudited)
Selected unaudited quarterly data is shown below:

                                                                         (In Thousands, Except Per-Share Amounts)
                                                            -------------------------------------------------------------
                                                                       1st            2nd             3rd           4th
                                                                     Quarter        Quarter        Quarter        Quarter
-------------------------------------------------------------------------------------------------------------------------
1998(1)(2)
Revenues                                                          $1,109,143      $ 925,132      $ 874,497      $ 801,046
Operating Income (Loss)                                               59,474       (474,888)      (389,322)        41,372
Earnings (Loss) Before Interest and Taxes                             69,298       (457,199)      (368,801)        54,692
Net Income (Loss)                                                     27,950       (315,296)      (258,416)        15,245

=========================================================================================================================
Earnings (Loss) Per Share of Common Stock                         $      .25      $   (2.87)     $   (2.35)     $     .14
=========================================================================================================================
Earnings (Loss) Per Share of Common Stock - Assuming Dilution     $      .25      $   (2.87)     $   (2.35)     $     .14
=========================================================================================================================


                                                                         (In Thousands, Except Per-Share Amounts)
                                                            -------------------------------------------------------------
                                                                       1st            2nd             3rd           4th
                                                                     Quarter        Quarter        Quarter        Quarter
-------------------------------------------------------------------------------------------------------------------------
1997(2)(3)
Revenues                                                         $1,123,529      $ 855,925      $1,073,715     $1,319,328
Operating Income                                                    138,220         67,153          91,507         75,137
Earnings Before Interest and Taxes                                  153,637         78,011         100,994         88,297
Net Income                                                           87,538         36,306          52,348         41,804
=========================================================================================================================
Earnings Per Share of Common Stock                               $      .79      $     .33      $      .48     $      .38
=========================================================================================================================
Earnings Per Share of Common Stock - Assuming Dilution           $      .78      $     .32      $      .47     $      .38
=========================================================================================================================

(1) See Note 2 for information on quarterly ceiling test charges recorded in 1998.
(2) In September 1998, the Company changed its accounting method for its oil and gas operations (see Note 2).
(3) Net income for the fourth quarter of 1997 includes a charge of $32.7 million, or $.29 per share (diluted), related to merger expenses (see
         Note 3)

NOTE 16 Subsequent Event (Unaudited)

The Company recognized a $1,035.2 Million non-cash write-down of its oil and natural gas properties as a result of its change to the full cost method of accounting during the third quarter of 1998.

     Due to the substantial recent volatility in oil and gas prices and their effect on the carrying value of the Company's proved oil and gas reserves, there can be no assurance that future write-downs will not be required as a result of factors that may negatively affect the present value of proved oil and natural gas reserves and the carrying value of oil and natural gas properties, including volatile oil and natural gas prices, downward revisions in estimated proved oil and natural gas reserve quantities and unsuccessful drilling activities.

     Based on current market prices and current estimates, the Company anticipates a first quarter ceiling test write-down of approximately $200 million. This estimate is based upon a number of assumptions that are subject to change dependent on future events, however, including changes in oil and gas prices and the impact of reserve changes during the quarter.

Selected Consolidated Financial Data (Unaudited)
Sonat Inc. and Subsidiaries

                                                                       (In Millions, Except Per-Share Amounts)
                                                     --------------------------------------------------------------------------
                                                          1998            1997            1996          1995            1994
-------------------------------------------------------------------------------------------------------------------------------
Revenues                                             $   3,709.8     $   4,372.5    $   3,203.6     $   1,902.4     $   1,481.9
Costs and Expenses                                       4,473.2         4,000.5        2,771.5         1,626.7         1,281.3
-------------------------------------------------------------------------------------------------------------------------------
Operating Income (Loss)                                   (763.4)          372.0          432.1           275.7           200.6
Other Income, Net                                           61.4            48.9           35.8           226.1            55.9
-------------------------------------------------------------------------------------------------------------------------------
EBIT                                                      (702.0)          420.9          467.9           501.8           256.5
Interest Expense, Net                                     (126.2)          (97.2)         (88.9)          (97.1)          (77.3)
-------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                         (828.2)          323.7          379.0           404.7           179.2
Income Tax Expense (Loss)                                 (297.7)          105.7          123.2           136.2            23.5
-------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                    $    (530.5)    $     218.0    $     255.8     $     268.5     $     155.7
===============================================================================================================================
Earnings (Loss) Per Share                            $     (4.82)    $      1.98    $      2.32     $      2.43     $      1.40
Earnings (Loss) Per Share - Assuming Dilution        $     (4.82)    $      1.95    $      2.29     $      2.41     $      1.39
Weighted Average Shares Outstanding (thousands)          110,020         110,099        110,370         110,428         111,278
Weighted Average Shares Outstanding -
 Assuming Dilution (thousands)                           110,020         111,669        111,722         111,261         112,228
Dividend Rate                                        $      1.08     $      1.08    $      1.08     $      1.08     $      1.08
===============================================================================================================================
Assets                                               $   4,361.1     $   5,252.1    $   4,362.8     $   4,013.3     $   3,885.1
Debt Maturing within One Year                              830.2           461.2          215.7           241.7           225.3
Long-Term Debt                                           1,099.5         1,236.0          979.7           804.6           993.4
Stockholders' Equity                                     1,329.3         1,961.8        1,876.0         1,716.1         1,548.9
-------------------------------------------------------------------------------------------------------------------------------
Total Capitalization                                 $   3,259.0     $   3,659.0    $   3,071.4     $   2,762.4     $   2,767.6
===============================================================================================================================

Note: The 1994-1997 periods have been restated to reflect the change to the full cost method of accounting for the Company's oil and gas operations (see Note 2).

(b) Pro forma financial information.


         On October 25, 1999, Sonat merged with and into El Paso Energy, with El Paso Energy continuing as the surviving corporation. The merger was effected in accordance with the Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999, by and between El Paso Energy and Sonat. Presented below are unaudited pro forma condensed combined financial statements reflecting the merger using the pooling of interests method of accounting in accordance with United States generally accepted accounting principles. Under this accounting method, El Paso Energy's and Sonat's balance sheets and income statements are treated as if they had always been combined for accounting and financial reporting purposes. This information is included to give you a better understanding of what the combined results of operations and financial position of El Paso Energy and Sonat may have looked like had the merger occurred on an earlier date.

         The pro forma information reflects that (1) each outstanding share of Sonat common stock was converted into one share of El Paso Energy common stock and (2) El Paso Energy issued a total of approximately 110 million shares in the merger.

        The unaudited pro forma condensed combined balance sheet as of June 30, 1999, assumes the merger had been completed on June 30, 1999. The unaudited pro forma condensed combined income statements for the six months ended June 30, 1999, and three years ended December 31, 1998, assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented. Accounting policy differences and intercompany balances between El Paso Energy and Sonat have been determined to be immaterial and, accordingly, the pro forma condensed combined financial statements have not been adjusted for these differences. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the merger of El Paso Energy and Sonat been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of El Paso Energy. The unaudited pro forma condensed combined financial statements do not give effect to any employee separation or asset impairment charges that may be incurred as a result of the merger or any operating efficiencies or cost savings that may result from the integration of El Paso Energy's and Sonat's operations.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of El Paso Energy and Sonat included in their respective Annual Reports on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the six months ended June 30, 1999. The historical financial information presented for Sonat includes certain reclassifications to conform to El Paso Energy's presentation. These reclassifications have no impact on results of operations or total stockholders' equity.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                  (IN MILLIONS)

                                     ASSETS

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Total current assets...............................   $ 1,629       $  730        $  --       $ 2,359
Property, plant and equipment, net.................     7,194        2,498           --         9,692
Other..............................................     2,212          920           --         3,132
                                                      -------       ------        -----       -------
          Total assets.............................   $11,035       $4,148        $  --       $15,183
                                                      =======       ======        =====       =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities..........................   $ 1,505       $1,590        $  57(a)    $ 3,130
                                                                                    (22)(c)
                                                      -------       ------        -----       -------
Long-term debt, less current maturities............     3,526        1,094           --         4,620
                                                      -------       ------        -----       -------
Deferred income taxes..............................     1,596          139           --         1,735
                                                      -------       ------        -----       -------
Other..............................................     1,154          225           --         1,379
                                                      -------       ------        -----       -------
Company-obligated mandatorily redeemable
  convertible preferred securities of El Paso
  Energy Capital Trust I...........................       325           --           --           325
                                                      -------       ------        -----       -------
Minority interest..................................       865            9           --           874
                                                      -------       ------        -----       -------
Stockholders' equity
  Common stock.....................................       380          111          219(b)        710
  Additional paid-in capital.......................     1,501           75         (278)(b)     1,298
  Retained earnings................................       474          972          (57)(a)     1,411
                                                                                     22(c)
  Other............................................      (291)         (67)          59(b)       (299)
                                                      -------       ------        -----       -------
          Total stockholders' equity...............     2,064        1,091          (35)        3,120
                                                      -------       ------        -----       -------
          Total liabilities and stockholders'
            equity.................................   $11,035       $4,148        $  --       $15,183
                                                      =======       ======        =====       =======

  See accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance
                                     Sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a) Estimated costs associated with the merger of El Paso Energy and Sonat are $192 million. These costs consist of (1) $142 million of costs for compensation related programs under which certain benefits of El Paso Energy and Sonat personnel accelerate and vest as a result of the change in control associated with the merger and (2) $50 million of transaction costs, which include legal, accounting, and financial advisory services. During the second quarter, $135 million in merger-related costs were incurred. Therefore as of June 30, 1999, estimated costs totaling $57 million remain.

(b) Reflects the exchange of one share of El Paso Energy common stock for each outstanding share of Sonat common stock, as provided in the merger agreement and the cancellation of $59 million of Sonat treasury stock.

(c) Reflects the income tax consequences of the remaining $57 million of costs associated with the merger assuming an effective income tax rate of 38%.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                   (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $3,262       $1,623         $--        $4,885
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     2,414        1,187          --         3,601
  Operation and maintenance........................       346          144          --           490
  Depreciation, depletion and amortization.........       144          142          --           286
  Ceiling test charges.............................        --          352          --           352
  Merger-related costs.............................       126            9          --           135
  Other............................................        51           23          --            74
                                                       ------       ------         ---        ------
                                                        3,081        1,857          --         4,938
                                                       ------       ------         ---        ------
Operating income (loss)............................       181         (234)         --           (53)
Interest and debt expense..........................       155           71          --           226
Other income, net..................................      (107)         (30)         --          (137)
                                                       ------       ------         ---        ------
Income (loss) before income taxes, minority
  interest, and cumulative effect of accounting
  change...........................................       133         (275)         --          (142)
Income tax expense (benefit).......................        45          (97)         --           (52)
Minority interest..................................        12            1          --            13
                                                       ------       ------         ---        ------
Income (loss) before cumulative effect of
  accounting change................................        76         (179)         --          (103)
Cumulative effect of accounting change, net of
  income tax.......................................       (13)          --          --           (13)
                                                       ------       ------         ---        ------
Net income (loss)..................................    $   63       $ (179)        $--        $ (116)
                                                       ======       ======         ===        ======
Basic earnings per common share
  Income (loss) before cumulative effect of
    accounting change..............................    $ 0.65                                 $(0.45)
  Cumulative effect of accounting change, net of
    income tax.....................................     (0.11)                                 (0.06)
                                                       ------                                 ------
  Net income (loss)................................    $ 0.54                                 $(0.51)
                                                       ======                                 ======
Diluted earnings per common share
  Income (loss) before cumulative effect of
    accounting change..............................    $ 0.64                                 $(0.45)(a)
  Cumulative effect of accounting change, net of
    income tax.....................................     (0.11)                                 (0.06)(a)
                                                       ------                                 ------
  Net income (loss)................................    $ 0.53                                 $(0.51)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       119                      110(b)        229
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,782       $3,710         $--        $9,492
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     4,212        2,745          --         6,957
  Operation and maintenance........................       707          281          --           988
  Depreciation, depletion and amortization.........       269          349          --           618
  Ceiling test charges.............................        --        1,035          --         1,035
  Other............................................        88           63          --           151
                                                       ------       ------         ---        ------
                                                        5,276        4,473          --         9,749
                                                       ------       ------         ---        ------
Operating income (loss)............................       506         (763)         --          (257)
Interest and debt expense..........................       267          137          --           404
Other income, net..................................      (138)         (67)         --          (205)
                                                       ------       ------         ---        ------
Income (loss) before income taxes and minority
  interest.........................................       377         (833)         --          (456)
Income tax expense (benefit).......................       127         (299)         --          (172)
                                                       ------       ------         ---        ------
Income (loss) before minority interest.............       250         (534)         --          (284)
Minority interest..................................        25           (3)         --            22
                                                       ------       ------         ---        ------
Net income (loss)..................................    $  225       $ (531)        $--        $ (306)
                                                       ======       ======         ===        ======
Basic earnings (loss) per common share............     $ 1.94                                 $(1.35)
                                                       ======                                 ======
Diluted earnings (loss) per common share..........     $ 1.85                                 $(1.35)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       126                      111(b)        237
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                   (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,638       $4,372         $--        $10,010
                                                       ------       ------         ---        -------
Operating expenses
  Cost of gas and other products...................     4,125        3,174          --          7,299
  Operation and maintenance........................       664          385          --          1,049
  Depreciation, depletion and amortization.........       236          398          --            634
  Other............................................        92           43          --            135
                                                       ------       ------         ---        -------
                                                        5,117        4,000          --          9,117
                                                       ------       ------         ---        -------
Operating income...................................       521          372          --            893
Interest and debt expense..........................       238          110          --            348
Other income, net..................................       (57)         (66)         --           (123)
                                                       ------       ------         ---        -------
Income before income taxes and minority interest...       340          328          --            668
Income tax expense.................................       129          107          --            236
                                                       ------       ------         ---        -------
Income before minority interest....................       211          221          --            432
Minority interest..................................        25            3          --             28
                                                       ------       ------         ---        -------
Net income.........................................    $  186       $  218         $--        $   404
                                                       ======       ======         ===        =======
Basic earnings per common share....................    $ 1.64                                 $  1.80
                                                       ======                                 =======
Diluted earnings per common share..................    $ 1.59                                 $  1.76
                                                       ======                                 =======
Basic average common shares outstanding............       114                      110(b)         224
                                                       ======                      ===        =======
Diluted average common shares outstanding..........       117                      112(b)         229
                                                       ======                      ===        =======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $3,012       $3,204         $--        $6,216
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     2,277        2,039          --         4,316
  Operation and maintenance........................       322          301          --           623
  Depreciation, depletion and amortization.........       101          384          --           485
  Employee separation and asset impairment
     charge........................................        99           --          --            99
  Other............................................        43           48          --            91
                                                       ------       ------         ---        ------
                                                        2,842        2,772          --         5,614
                                                       ------       ------         ---        ------
Operating income...................................       170          432          --           602
Interest and debt expense..........................       110          101          --           211
Other income, net..................................        (5)         (53)         --           (58)
                                                       ------       ------         ---        ------
Income before income taxes and minority interest...        65          384          --           449
Income tax expense.................................        25          125          --           150
                                                       ------       ------         ---        ------
Income before minority interest....................        40          259          --           299
Minority interest..................................         2            3          --             5
                                                       ------       ------         ---        ------
Net income.........................................    $   38       $  256         $--        $  294
                                                       ======       ======         ===        ======
Basic earnings per common share....................    $ 0.53                                 $ 1.62
                                                       ======                                 ======
Diluted earnings per common share..................    $ 0.52                                 $ 1.59
                                                       ======                                 ======
Basic average common shares outstanding............        72                      110(b)        182
                                                       ======                      ===        ======
Diluted average common shares outstanding..........        73                      112(b)        185
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(a) As required by the accounting rules, we have excluded additional dilutive securities such as options in determining diluted earnings (loss) per common share. If we had included those securities, we would have shown less of a loss per common share.

(b) The basic and diluted common shares adjustments reflect the exchange of one share of El Paso Energy common stock for each outstanding share of Sonat common stock as provided for in the Merger Agreement.

(c)  Exhibits

     2. Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999, by and between Sonat Inc. and El Paso Energy Corporation (incorporated by reference to Annex A of the Joint Proxy
        Statement/Prospectus of El Paso Energy and Sonat included in El Paso Energy's Registration Statement on Form S-4, file no. 333-75701).

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EL PASO ENERGY CORPORATION



                                        By: /s/ JEFFREY I. BEASON
                                            ------------------------------------
                                            Jeffrey I. Beason
                                            Senior Vice President and Controller
                                            (Chief Accounting Officer)


Date: October 29, 1999

                               INDEX TO EXHIBITS

   Exhibit
   Number                         Description
   -------                        -----------

    22.1 -- Opinion of KPMG LLP, Independent Auditors

    23.1 -- Consent of Ernst & Young LLP, Independent Auditors

    23.2 -- Consent of KPMG LLP, Independent Auditors